ASTON VIEWS CORPORATE CENTER

                              OFFICE BUILDING LEASE


                                     BETWEEN



                                ASTON VIEWS, LLC

                     a California limited liability company

                                   (Landlord)


                                       and


                               CONVERA CORPORATION

                             a Delaware Corporation

                                    (Tenant)

                          ASTON VIEWS CORPORATE CENTER
                              OFFICE BUILDING LEASE


                             Basic Lease Provisions

       The following constitutes a summary of the Basic Lease Provisions set forth in the Aston Views Corporate Center Office Building Lease ("Lease") between the parties and regarding the Premises specified below. The Basic Lease Provisions are an integral part of this Lease and each reference in this Lease to any of the Basic Lease Provisions shall be construed to incorporate all of the terms provided under each such Basic Lease Provisions. In the event of any conflict between any Basic Lease Provisions and the balance of the Lease, the latter shall control.


       1.  DATE:           July 3, 2001 (for reference purposes only).


       2.  PARTIES:


           Landlord:       Aston Views, LLC, a California
                           limited liability company.

           Tenant:         Convera Corporation, a Delaware Corporation


       3.  PREMISES:


           A.   Building Address:

                1808 Aston Avenue, Carlsbad, California 92008

           B.   Floor:

                1st and 2nd Floors.

           C.   Location:

                First and second floor space, as described in Exhibit A attached hereto.

           D.   Rentable Square Footage:

                Approximately 30,411 rentable square feet.

           E.   Parking Spaces:
                122 unreserved; no additional charge during Initial Lease Term and any option periods; exact number of spaces to be confirmed once final usable square footage amount has been determined.


       4.  TERM:


           A.   Term of Lease:

                61 months Initial Term.

           B.   Scheduled Commencement Date:

                Upon completion of Tenant Improvements (the date of which shall be when final inspection of the tenant improvements is approved by the City of Carlsbad), but not sooner than November 1, 2001.

           C.   Rent Commencement Date:

                December 1, 2001, or one (1) month following the Scheduled Commencement Date.

           D.   Option to Renew:

                One (1) five (5) year option as set forth on Addendum.


       5.  RENT:


           A.   Initial Monthly Base Rent

                $1.85 per rentable square foot per month plus utilities.

           B.   Annual Increase to Base Rent:

                (ii)  Percentage Increase:
                        3% Fixed Increase over previous year (See below)

                (iii) Scheduled Increase:

                         Month of              Monthly Base Rent per
                        Lease Term            Sq. Ft. of Net Rentable Area

                            1-12                $1.85 (plus utilities)
                           13-24               $1.906 (plus utilities)
                           25-36               $1.963 (plus utilities)
                           37-48               $2.022 (plus utilities)
                           49-60               $2.082 (plus utilities)

           C.   Base Rent Paid Upon Execution:

                $56,260.35 to be applied against rent beginning on the Rent Commencement Date.

           D.   Utilities:

                Utilities shall be separately metered to the Premises and paid directly by Tenant to the utility supplier. Landlord shall provide without cost to Tenant the janitorial service described in Paragraph 6 of Exhibit C.


       6.  TENANT'S EXPENSE STOP BASE

           To be determined based upon actual Operating Expenses during the base year, which is calendar year 2002 with Operating Expenses for such base year to be grossed up, if necessary, to assume 95% occupancy and a fully assessed Project.

           Increases in Operating Expenses shall be charged to Tenant as Additional Rent beginning in the 13th full month of the Term.

           See Addendum for additional Operating Expense language.


       7.  TENANT'S OPERATING EXPENSE PERCENTAGE:

           36.6% (the ratio that the Rentable Square Footage of the Premises bears to the Rentable Square Footage in the Building); exact percentage to be confirmed once final rentable square footage has been determined.


       8.  LEASEHOLD IMPROVEMENTS:

           A.   Tenant's Allowance for Leasehold Improvements:

                $35.00 per rentable square foot. See Addendum for additional Tenant Allowance language.


       9.  SECURITY DEPOSIT:

           $56,260.35


       10. PERMITTED USE OF PREMISES:

           Tenant willoperate office, sales, administrative, software engineering and related lab functions within the Building, and will have the right to use the Premises for any other legally permitted use.


       11. TENANT'S INITIAL LIABILITY INSURANCE LIMITS:

           $2,000,000 per person for personal injury or death;
           $2,000,000 per occurrence for personal injury or death; and $1,000,000 per occurrence for damage to property.


       12. BROKER(S):

           A.   Landlord's Broker:

                Kent Moore, Rick Reeder, and Dan Oury
                Business Real Estate Brokerage Company

           B.   Tenant's Broker:

                Brian Ffrench
                Irving Hughes


       14. NOTICE:

           To LANDLORD:                            Copy to:

           Aston Views, LLC                        Spectrum Property Management
           4370 La Jolla Village Drive             8799 Balboa Avenue
           Suite 655                               Suite 260
           San Diego, CA 92122.                    San Diego, CA 92123
           Attn: Mark D. McLaren                   Attn: Brenda Tworoger

           To TENANT:                              Copy to:

           Convera Corporation                     Convera Corporation
           1921 Gallows Road, Suite 200            1921 Gallows Road, Suite 200
           Vienna, VA  22182                       Vienna, VA  22182
           Attn: Martin Nowakowski                 Attn: Marc Martin


       15. SIGNS:

           Tenant shall have the right to a building sign in a "top tier" location on an exterior wall of the building, the exact location of which shall be mutually agreed upon by Landlord and Tenant, and one
           (1) section of a four-tenant monument sign to be placed at the project entry. Both signs shall be subject to approvals by the City of Carlsbad and the business park association. Tenant shall be responsible for the cost of all approvals, construction, installation, and fees associated with the above-mentioned signs. Landlord to provide standard lobby directory and standard tenant door signage at Landlord's expense. Tenant shall also have the right to install signage within its Premises.


       16. EXHIBITS AND ADDENDA:

           Exhibits A through F and Addendum to Lease are attached to this Lease and incorporated herein by reference.

                                TABLE OF CONTENTS

SECTION                                                                 PAGE

1.     PREMISES AND COMMON AREAS...........................................1
       1.1    Premises.....................................................1
       1.2    Common Areas.................................................1
       1.3    Common Areas Rules and Regulations...........................1
       1.4    Conditions of Premises.......................................1
       1.5    Changes to Common Areas......................................2

2.     TERM................................................................2

       2.1    Length of Term...............................................2
       2.2    Commencement Date............................................2

3.     RENT................................................................3

       3.1    Base Rent....................................................3
       3.2    Annual Increase to Base Rent.................................3
       3.3    Additional Rent..............................................3
       3.4    Tenant's Charges.............................................5
       3.5    Late Charges.................................................5
       3.6    Interest on Past Due Obligations.............................5
       3.7    Security Deposit.............................................5

4.     USE.................................................................6

       4.1    Permitted Uses...............................................6
       4.2    Prohibited Uses..............................................6
       4.3    Changes in Use...............................................6
       4.4    Compliance With Laws.........................................6
       4.5    Insurance Use Requirements...................................6

5.     MAINTENANCE, REPAIR AND ALTERATION OF PREMISES......................6

       5.1    Maintenance and Repair.......................................6
       5.2    Alterations..................................................7
       5.3    Condition on Termination.....................................7

6.     UTILITIES AND SERVICES..............................................7

       6.1    Utilities and Services Furnished by Landlord.................7
       6.2    Utilities and Services Furnished by Tenant...................7
       6.3    Interruption of Service......................................7

7.     INSURANCE AND INDEMNITY.............................................8

       7.1    Tenant's Liability Insurance.................................8
       7.2    Tenant's Casualty Insurance..................................8
       7.3    Form of Insurance Policies...................................8
       7.4    Landlord Insurance...........................................8
       7.5    Waiver of Liability of Landlord..............................8
       7.6    Landlord's Liability.........................................9
       7.7    Indemnity by Tenant of Landlord..............................9
       7.8    Indemnity by Landlord of Tenant..............................9
       7.9    Waiver of Subrogation........................................9

8.     DAMAGE OR DESTRUCTION...............................................9

       8.1    Definitions..................................................9
       8.2    Premises Damage; Premises Building Partial Damage...........10
       8.3    Building Total Destruction; Project Total Destruction.......10
       8.4    Damage Near End of Term.....................................10
       8.5    Abatement of Rent: Tenant's Remedies........................10
       8.6    Termination-Advance Payments................................11
       8.7    Waiver......................................................11
       8.8    Insurance Limitation........................................11

9.     TAXES..............................................................11

10.    ASSIGNMENT AND SUBLETTING..........................................11

       10.1   Prohibition of Assignment or Sublet.........................11
       10.2   Procedure for Consent.......................................12
       10.3   Continuing Obligation of Tenant.............................12
       10.4   Additional Terms and Conditions Applicable to Subletting....12
       10.5   Excess Rent.................................................13
       10.6   No Merger...................................................13

11.    DEFAULT............................................................13

       11.1   Default by Tenant...........................................13
       11.2   Landlord's Remedies.........................................13
       11.3   Inducement, Recapture and Effect of Breach..................14
       11.4   Right of Landlord to Re-Enter...............................14
       11.5   Default by Landlord.........................................14

12.    ENVIRONMENTAL MATTERS..............................................14

       12.1   Definitions.................................................14
       12.2   Legal Requirements..........................................15
       12.3   Environmental Indemnification By Tenant.....................15
       12.4   Tenant's Remedial Action Responsibility.....................16
       12.5   Inspection Rights...........................................16
       12.6   Survival of Article.........................................16

13.    LANDLORD'S RIGHT TO ENTRY AND TO RELOCATE PREMISES.................16

       13.1   Right to Entry..............................................16

14.    CONSTRUCTION OF PREMISES...........................................16

15.    SIGNS..............................................................17

16.    SECURITY...........................................................17

17.    EMINENT DOMAIN.....................................................17

18.    SUBORDINATION......................................................17

19.    ESTOPPEL CERTIFICATE...............................................18

20.    ATTORNEYS' FEES....................................................18

21.    PARKING............................................................18

22.    NOTICE.............................................................18

       22.1   Manner of Service...........................................18
       22.2   Change of Place of Service..................................18

23.    HOLDING OVER BY TENANT.............................................18

24.    WAIVER.............................................................19

25.    TIME OF THE ESSENCE................................................19

26.    SUCCESSORS AND ASSIGNS.............................................19

27.    LANDLORD'S RESERVATIONS............................................19

28.    BROKERAGE COMMISSION...............................................19

29.    FINANCIAL STATEMENTS...............................................19

30.    FORCE MAJEURE......................................................20

31.    GOVERNING LAW......................................................20

32.    CAPTIONS AND INTERPRETATIONS.......................................20

33.    SEVERABILITY.......................................................20

34.    LEASE NOT EFFECTIVE UNTIL EXECUTED; AUTHORITY TO EXECUTE LEASE.....20

35.    EXHIBITS AND ADDENDA TO LEASE......................................20

37.    RECORDATION OF LEASE...............................................20

38.    ENTIRE AGREEMENT...................................................20

       SIGNATURES.........................................................21


                                    EXHIBITS

                                                             Reference Section
A.     Premises Floor Plan...............................................1.1
B.     Rules and Regulations.............................................1.3
C.     Standards for Utilities and Services..............................6.1
D.     Work Letter Agreement..............................................14
F.     Form of Estoppel Certificate.......................................19


                                     ADDENDA

ADDENDUM TO LEASE....................................................3 pages

                          ASTON VIEWS CORPORATE CENTER
                              OFFICE BUILDING LEASE


This Lease is made and entered into at Carlsbad, California, on the 3rd day of July, 2001 between Aston Views, LLC, a California limited liability company ("Landlord") and Convera Corporation, a Delaware Corporation ("Tenant") as follows:


1.       PREMISES AND COMMON AREAS.

         1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term, at the rental, and upon all of the terms, covenants and conditions set forth herein, those certain premises ("Premises"), described in the Basic Lease Provisions and depicted on the floor plan attached hereto as Exhibit "A," located at 1808 Aston Avenue, Carlsbad, California, including parking facilities, landscaping and appurtenances ("Building"). The Premises, the Building, the other buildings in the development, the Common Areas (defined below) and the land upon which the same are located are included within the development commonly described as Aston Views Corporate Center ("Project"). The actual amount of rentable square footage in the Premises to be confirmed by an Architect at Landlord's cost using appropriate standards of measurement.

         1.2 Common Areas. All areas of the Buildings and the real property in the Project that are provided and designated by the Landlord from time to time for the general, nonexclusive use of Landlord, tenants of the Building and the Project and their respective agents, employees, suppliers, shippers, customers and invitees, including, without limiting the generality of the foregoing, entrances and exits, hallways, stairwells, elevators, restrooms, sidewalks, driveways, parking areas (subject to the right of Landlord or its licensee to control access thereto, and to charge for its use), landscaped areas, and other areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, shall be deemed "Common Areas." The Premises shall include the nonexclusive right to use the Common Areas in common with and subject to the right of other tenants in the Building and the Project, and subject to the rules and regulations established by Landlord.

         1.3 Common Areas Rules and Regulations. Tenant agrees to abide by and conform to the Rules and Regulations attached hereto as Exhibit "B" with respect to the Project and Common Areas, and to cause its employees, suppliers, shippers, customers and invitees to so abide and conform. Landlord or such other person(s) as Landlord may appoint shall have exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said Rules and Regulations provided such modification does not adversely affect Tenant's rights or obligations under the Lease. Landlord shall not be responsible to Tenant for the noncompliance with said Rules and Regulations by other tenants of the Project, their agents, employees and invitees.

         1.4      Condition of Premises.

                  1.4.1 Landlord shall deliver the Premises to Tenant in a clean condition on the Lease Commencement Date (unless Tenant is already in possession) and Landlord warrants to Tenant that the plumbing, lighting, air conditioning, and heating system in the Premises shall be in good operating condition. In the event that it is determined that this warranty has been violated, then it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within ninety (90) days after the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, shall result in the conclusive presumption that Landlord has complied with all of its obligations hereunder, that the Premises are fully completed and are suitable for Tenant's Purposes, that the Building and every part of it, including the Premises, are in good and satisfactory condition.

                  1.4.2 Landlord warrants to Tenant that the Premises, in the state existing on the date that the Lease Term commences, but without regard to alterations or improvements made by Tenant or to the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable law or ordinance in effect on the Lease Commencement Date, that would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises. In the event that it is determined that this warranty has been violated, it shall be the obligation of Landlord, after receipt of written notice from Tenant setting forth with specificity the nature of the violation, to promptly, at Landlord's sole cost, rectify such violation. Tenant's failure to give such written notice to Landlord within thirty (30) days after the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, shall result in the conclusive presumption that Landlord has complied with all of its obligations hereunder.

                  1.4.3 Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Building Project in their condition existing as of the Lease Commencement Date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agent or agents have made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Building Project for the conduct of Tenant's business.

         1.5 Changes to Common Areas. Landlord shall have the right, in Landlord's sole discretion, from time to time to: (a) make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number, and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, decorative walls, landscaped areas and walkways; provided, however, Landlord shall at all times (a) provide the parking facilities required by the Base Lease Provisions;
(b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project; (d) add additional buildings and improvements to the Common Areas; (e) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof, and (f) do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Landlord may, in the exercise of sound business judgment deem to be appropriate, and no such changes shall entitle Tenant to any abatement of rent. Any actions taken by Landlord under this Section 1.5 shall not adversely affect Tenant's rights or obligations under the Lease.

2.       TERM

         2.1 Length of Term. The term of this Lease ("Term") shall be for the Term specified in the Basic Lease Provisions, plus any partial month following the commencement of the Term ("Commencement Date") if such date is other than the first day of a calendar month.

         2.2 Commencement Date. The Commencement Date of the Lease shall be thirty (30) days after the Premises are substantially complete. Substantial Completion shall be evidenced when (a) final inspection is approved by the City of Carlsbad and Tenant is legally permitted to occupy the Premises for the conduct of its business; (b) all Building systems are in good working order to support the operation of the Premises; and (c) the Tenant Improvements are complete excepting industry-standard punch-list items.

                  2.2.1 Notwithstanding the Scheduled Commencement Date set forth in the Basic Lease Provisions, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay rent or perform any other obligations of Tenant under the terms of this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is delivered to Tenant. If, however, Landlord shall not have delivered possession of the Premises within sixty (60) days following said Scheduled Commencement Date for any reason, other than Tenants Delays as defined in the Work Letter attached hereto as Exhibit "D" and delays beyond the reasonable control of Landlord, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, advise Landlord of Tenant's intent to cancel this Lease. Within ten (10) days after its receipt of such notice, Landlord shall submit to Tenant a statement of all costs and expenses incurred or irrevocably committed by Landlord for non-standard improvements to the Premises up to the date of Landlord's receipt of Tenant's notice of intent to cancel. This Lease shall thereafter be cancelled, and the parties shall be discharged from all obligations hereunder, if and only if Tenant reimburses Landlord for all such costs and expenses as stated in Landlord's notice within ten (10) days after Tenant's receipt thereof, and Landlord shall thereupon return any money previously deposited by Tenant. If such written notice of intent to cancel by Tenant is not timely received by Landlord, or Tenant's reimbursement for such costs and expenses is not timely received by Landlord, as aforesaid, then in either such event Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

                  2.2.2 Possession of the premises shall be deemed delivered to Tenant when (1) the improvements to be provided by Landlord under this Lease are substantially completed, (2) the Building Utilities are ready for use in the Premises, and (3) Tenant has reasonable access to the Premises.

                  2.2.3 If Tenant occupies the Premises prior to said Commencement Date (other than to install and/or store furniture and equipment), such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay rent for such occupancy.

3.       RENT

         3.1 Base Rent. Subject to adjustment as provided in this Lease, Tenant shall pay to Landlord for each full calendar month during the Term the Monthly Base Rent specified in the Basic Lease Provisions and other charges under this Lease. The Monthly Base Rent shall be payable in advance on the first day of each calendar month without any deduction or offset. The Monthly Base Rent for any fractional part of a calendar month at the beginning or end of the term shall be prorated based upon a 30-day month and 360-day year. Payment of Base Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

         3.2      Annual Increase to Base Rent.

                  3.2.2 Percentage Adjustment. The Monthly Base Rent shall be increased on each annual anniversary of the Rent Commencement Date by the percentage set forth in Item 5(b)(ii) of the Basic Lease Provisions.

         3.3      Additional Rent.

                  3.3.1 In addition to the Monthly Base Rent and other sums to be paid by Tenant to Landlord, Tenant shall pay to Landlord as additional rent the amount by which Tenant's share of Operating Expenses (defined below) for any lease year or part thereof during the term exceeds Tenant's Expense Stop Base, as set forth in the Basic Lease Provisions. Tenant's share of Operating Expenses shall be an amount equal to the product of the Operating Expenses multiplied by Tenant's Operating Expense Percentage specified in the Basic Lease Provisions. For partial lease years during the term, the annual Operating Expenses and Tenant's Expense Stop Base shall be prorated on a daily basis using a 30-day month and 360-day year to determine the amount of additional rent due to Landlord.

                  3.3.2 Landlord shall be entitled to make an estimate of Operating Expenses projected for each lease year. Landlord shall be entitled to revise such estimate at any time and from time to time during the lease year to increase or decrease the estimate of Operating Expenses. If Landlord notifies Tenant that Landlord's estimate (or any revised estimate) of Operating Expenses would result in an obligation of Tenant to pay additional rent, then upon request by Landlord, Tenant shall pay one-twelfth (1/12) of such estimated additional rent on the first day of each month in advance together with the Monthly Base Rent. If Landlord shall so notify Tenant after the commencement of a lease year, then with the next payment of rent due, Tenant shall also pay to Landlord one-twelfth (1/12) of such estimated additional rent for each month of such lease year which has already elapsed.

                  3.3.3 Landlord shall provide Tenant with an annual statement showing Tenant's share of the annual Operating Expenses over Tenants Expense Stop Base, if any, for the prior lease year, together with any proration. Landlord shall use all reasonable efforts to deliver the annual statement within one hundred twenty (120) days after the end of the lease year; provided, however, that failure of Landlord to deliver the annual statement within such period shall not impair or constitute a waiver of Tenant's obligations to pay additional rent or cause Landlord to incur any obligation for damages. If the amount of the additional rent due for the lease year exceeds any amount paid by Tenant as estimated additional rent for such lease year, then Tenant shall pay such excess to Landlord within thirty (30) days of receipt of Landlord's statement. If the amounts paid as estimated additional rent for a lease year exceed the amount of Tenant's obligation shown on the annual statement, then Tenant shall be entitled to a credit against monthly installments of estimated additional rent due for the then current year. If no further sums of additional rent are or will become due against which the excess can be credited, then, subject to offset at Landlord's election against other sums owed by Tenant, Landlord shall pay such excess to Tenant within ten (10) days after delivery of the annual statement. All obligations to pay additional rent and/or the obligation of Landlord to credit or reimburse Tenant for any excess payment of estimated additional rent shall survive expiration of the term or earlier termination of this Lease.

                  3.3.4 Tenant shall have a period of sixty (60) days after delivery of the annual statement of Operating Expenses to question or challenge the amount shown thereon by giving written notice to Landlord specifying the items which are challenged. Tenant waives and relinquishes the right to challenge or object to the amounts shown at any time after expiration of such sixty (60) day period. If Tenant timely challenges any item shown on the annual statement, Tenant shall then have a period of ninety (90) days from the date of Tenant's challenge in which to inspect, during business hours upon reasonable written notice to Landlord at Landlord's office, Landlord's records relating to the challenged item or items. Tenant shall give written notice to Landlord prior to expiration of such ninety (90) days of whether Tenant continues to challenge any of the items originally objected to, in which case a certification as to proper amount shall be made by Landlord's independent certified public accountant, which certification shall be final and conclusive. The cost of such review shall be paid by Tenant, unless such review reveals an error resulting in an overcharge to Tenant of five percent (5%) or more, in which case the cost of such review shall be paid by Landlord. If Tenant fails to review the records or fails to give timely written notice to Landlord that it continues to object, then Tenant shall be deemed to have waived its objection and shall have no further right to challenge or object thereto. Notwithstanding any objection or challenge of Tenant, Tenant shall pay the amount claimed by Landlord to be due as and when provided for herein, pending the resolution of Tenant's objection.

                  3.3.5 "Operating Expenses" of the Building mean any and all costs and expenses of ownership, operation, management, maintenance and repair of the Building, including the parking facilities and Common Areas. Operating Expenses include, but are not limited to, each of the following costs and expenses:

                           3.3.5.1 All costs and expenses of utilities furnished
to the Building and not separately metered to individual tenants, including without limitation, all costs and expenses attributable to supply of electrical service, water and sewage service, natural gas, cable television or other electronic or microwave signal reception, telephone service or other communication, steam, heat, cooling, or any other service which is now or in the future a utility furnished to the Building.

                           3.3.5.2 All real property taxes, which shall include
(a) any form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any federal, state, county, city, district or other political subdivision on any interest of Landlord and/or Tenant in the Premises or the Building, including without limitation, the underlying real property and appurtenances; (b) any fee for services charged by any governmental agency or quasi-governmental agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems, or other services provided to property owners and residents within the general area of the Building; (c) any governmental impositions allocable to or measured by the area of the Premises or the amount of any rent payable under this Lease, including, without limitation, any tax on gross receipts or any excise tax or other charges levied by any federal, state, county, city, district or other governmental agency or political subdivision with respect to rent or upon or with respect to the operation, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof;
(d) any impositions by any governmental agency on this Lease transaction or with respect to any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; and (e) any increase in any of the foregoing based upon construction of improvements at the Building or changes in ownership (as defined in the California Revenue and Taxation Code) of the Building. Real property taxes shall not include taxes on the Landlord's net income, state franchise taxes or any inheritance, estate or gift taxes.

                           3.3.5.3 Operating costs and common facilities costs,
which shall include all reasonable costs of managing, operating, maintaining and repairing the Building, including all Common Areas and facilities of the Building. Such costs shall include, without limitation, all expenses for insurance obtained by Landlord (including, without limitation, public liability, contractual liability, property damage, fire and extended coverage, sprinkler damage, theft, malicious mischief and vandalism, flood, rental interruption, boiler and machinery, earthquake, all risk coverage, and other coverages in such amounts as a reasonably prudent Landlord would carry in connection with ownership and operation of a first class building in San Diego County, California, or such other insurance as may be required by any present or future lender of loans secured by the Building), labor and supplies, license, permit and inspection fees, all assessments and special assessments due to deed restrictions, declarations and/or owners associations which accrue against the Building, the cost of compensation (including employment taxes, similar governmental charges, and fringe benefits) with respect to all persons who perform duties in connection with landscaping, janitorial, painting, window washing and general cleaning services, security services and any other services related to the operation, maintenance or repair of the Building (as well as the cost of all supplies, materials, tools and equipment used in conjunction therewith), the fair market rental value of the Building management office, management fees (at an attributed fair market rate not to exceed 4% of gross rent if Landlord itself provides such management services), legal expenses, accounting expenses, and consultant's fees.

                           3.3.5.4 If the Building is not at least 90% 95%
occupied during all or a portion of any lease year including the base year for Tenant's Expense Stop Base, then Landlord shall make an appropriate adjustment of the Operating Expenses for such lease year to determine what the Operating Expenses would have been for such year if the Building had been 95% occupied, and the amount so determined shall be deemed to be the amount of the Operating Expenses for such year.

                           3.3.5.5 All costs and expenses for replacement of
equipment or improvements that have a useful life of five (5) years or less, amortized on a straight line basis over such useful life.

                           3.3.5.6 All costs and expenses for operation,
management, maintenance and repair of the parking facilities.

                           3.3.5.7 Appropriate reserves to provide for
maintenance, repair and replacement of improvements in the Building, as determined by Landlord consistent with prudent accounting practices.

                           3.3.5.8 Any other service to be provided by Landlord
that is elsewhere in this Lease stated to be an "Operating Expense."

                           3.3.5.9 The costs of any capital improvements made to
the Building for the purpose of reducing Operating Expenses or pursuant to the requirements of any governmental entity, such costs to be amortized over their useful life.

                  3.3.6 Operating Expenses shall not include the following costs and expenses:
                           3.3.6.1 Depreciation of the Building.

                           3.3.6.2 Payments of principal and interest on any
loans secured by the Building.
                           3.3.6.3 Any expenses paid by Tenant directly to third
parties, or as to which Landlord is otherwise reimbursed by any third party, any other tenant or insurance proceeds.

                           3.3.6.4 Interest or penalties for late payment of
real estate taxes.

                           3.3.6.5 Capital improvements, except as allowed by
Section 3.3.5.8.

                           3.3.6.6 Commissions paid for leasing, construction
permits and fees, or costs of alteration of the Building.

         3.4 Tenant's Charges. Charges for any services, goods or materials furnished by Landlord at Tenant's request, and charges for services, goods and materials furnished by Landlord as a result of extraordinary uses or demands by Tenant in excess of those typical of other tenants in the Building with general office usage, shall not be included in Operating Expenses but shall be payable by Tenant as additional rent within thirty (30) days after Landlord delivers a statement for such services, goods or materials to Tenant.

         3.5 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of the Monthly Base Rent, Tenant's share of Operating Expenses or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Project. Accordingly, if any installment of the Monthly Base Rent, Operating Expenses, or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant,Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. Landlord shall hereby grant Tenant one (1) free mistake in any twelve (12) month period whereby no late charge shall be assessed on the overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

         3.6 Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum, or the maximum rate then allowable by law, whichever is lower, from the due date until paid, The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges to be paid by Tenant under this Lease.

         3.7 Security Deposit. Tenant shall pay to Landlord, immediately upon execution of this Lease, the sum specified in the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. No trust relationship is created hereby with respect to such security deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to the Tenant (or at the Landlord's option, to the last assignee of Tenant's interests hereunder) within thirty (30) days upon expiration of the Term.

4.       USE

         4.1 Permitted Uses. Tenant shall use and occupy the Premises during the Term of this Lease solely for and in accordance with the use specified in the Basic Lease Provisions and for no other use or uses without the prior written consent of Landlord, which consent can be granted or withheld in Landlord's absolute discretion. Tenant shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties.

         4.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or any part thereof for the purpose of operating an executive, administrative or legal business center providing office space, administrative and support services to sublessees or other users occupying the Premises for general office purposes.

         4.3 Changes in Use. No change in the restrictions on use of the Premises set forth in this Lease shall be permitted without the prior written consent of Landlord, which consent may be granted or withheld in the sole and absolute discretion of Landlord.

         4.4 Compliance With Laws. Tenant shall comply with all laws, ordinances, rules and regulations pertaining to Tenant's use of the Premises or the Building. Tenant shall maintain the Premises in a clean, safe, sanitary and proper manner and shall pay for any damage to the Premises or to any other part of the Building caused by any negligence, willful act, misuse or abuse by Tenant or any of its agents, employees, licensees or invitees. Tenant shall conduct its business and occupy the Premises, shall not create any nuisance, interfere with, annoy or disturb any other tenant in the Building or Landlord in its management thereof, and shall not injure the reputation of the Building. Tenant agrees to abide by all reasonable rules and regulations established by Landlord from time to time with respect to the Building. A copy of the rules and regulations in existence on the date of this Lease is attached hereto as Exhibit "B," but Landlord reserves the right to amend the rules and regulations at any time by giving notice of amendment to Tenant, if Landlord determines such amendments to be to the best interests of the Building and its tenants and do not materially adversely affect Tenant's rights or obligations under the Lease.

         4.5 Insurance Use Requirements. Tenant shall neither use nor occupy the Premises in any manner, nor commit or omit any act, resulting in a cancellation or reduction of any insurance or increase in premiums on any insurance policy covering the Premises, or the property or Building. Tenant shall, at its expense, comply with all requirements of any insurer pertaining to the use of the Premises and reasonably necessary for maintenance of economic and proper fire, liability and other insurance desired to be carried by Landlord. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any insurance policy by reason of Tenant's failure to comply with the provisions of this Section.

5.       MAINTENANCE, REPAIR AND ALTERATION OF PREMISES

         5.1 Maintenance and Repair. Landlord shall repair and maintain the structural and mechanical portions of the Building, including basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and Landlord shall keep all Common Areas in good, clean and sanitary order, and the costs thereof shall be includable as Operating Expenses; provided, however, that if maintenance and repairs are caused by the act, neglect, or omission of any duty by Tenant, its agents, servants, employees or contractors, then Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs (less insurance proceeds received by Landlord). Except as provided in Paragraph 8.5, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford to Tenant a right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair. Notwithstanding Landlord's obligation to the keep the Building in good condition and repair, for that portion of the cost of any maintenance and repair of the Building or any equipment (wherever located) that serves only Tenant or the Premises, Tenant shall be responsible for payment of the cost thereof to Landlord as additional rent to the extent such cost is attributable to causes related to Tenant's specific use beyond normal wear and tear. Tenant shall be responsible for the cost of painting, repairing or replacing wallcoverings, and for the cost of repairing or replacing any Premises improvements that are not ordinarily a part of the Building or that require maintenance at a level more expensive than that prevailing in the Buildings. Landlord may, at its option, upon reasonable notice, elect to have Tenant perform any maintenance or repair, the cost of which is solely Tenant's responsibility hereunder.

         5.2 Alterations. Tenant shall make no alterations, additions or improvements to the Premises (whether structural or nonstructural) without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. If any alteration, addition or improvement is made by Tenant without such consent, Landlord shall have the right to require Tenant to remove the same at any time during the Term. If Tenant shall request Landlord's consent for any alterations, additions or improvements, then Tenant shall submit detailed plans, specifications and an itemized budget for making such alterations, additions or improvements. Landlord may impose any conditions to any consent as Landlord shall in its discretion deem to be necessary or advisable, including without limitation the hours when work may be performed. Any approved alteration, addition or improvement shall be made only by contractors or mechanics approved by both Tenant and Landlord. Tenant shall provide Landlord with as-built plans and specifications for any alterations, additions or improvements. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations, permits and requirements of any insurance rating bureau used by insurers selected to carry Landlord's insurance, and of any similar body. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanics or materialmen's lien against the Premises or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense defend and protect itself, Landlord, and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. Before commencing any work, Tenant shall give Landlord at least five business (5) days' written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond satisfactory to Landlord for said work and such other comprehensive general public liability insurance, builders risk insurance, and other such insurance coverages so as to protect the insurable interests of Landlord, Tenant, contractors and subcontractors in amounts and on forms as may be requested by Landlord. Landlord may enter upon the Premises, in such case, for the purpose of posting appropriate notices, including, but not limited to, notices of nonresponsibility.

         5.3 Condition on Termination. On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, and Premises damage to the extent not caused by Tenant excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant. Landlord may require the removal of any or all alterations, additions or improvements made by Tenant prior to the termination of the Lease and restoration of the Premises and the Project to their prior condition (i.e., the condition as of the Commencement Date), at Tenant's expense unless such alteration, addition or improvement was made with the written consent of Landlord and Landlord's consent that such alteration, addition or improvement would not have to be removed at the termination of the Lease.. All alterations, additions and improvements which Landlord does not require Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon termination of the Lease. In no event shall Tenant remove any materials or equipment from the Premises without Landlord's prior written consent, including, but not limited to, any power wiring or power panels, lighting or lighting fixtures, wall coverings, window coverings, carpets, other affixed floor coverings, heaters, air conditioners or any other heating or air conditioning equipment, fencing or security gates or other similar Building operating equipment and decorations.

6.       UTILITIES AND SERVICES

         6.1 Utilities and Services Furnished by Landlord. Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the occupied portion of the Premises the utilities and services described in Exhibit "C."

         6.2 Utilities and Services Furnished by Tenant. Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon.

         6.3 Interruption of Service. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, unless through the negligence of the Landlord or its agents, and no such failure or interruption shall entitle Tenant to terminate this Lease, or to an abatement of the Monthly Base Rent, additional rent or other charges due hereunder.

7.       INSURANCE AND INDEMNITY

         7.1 Tenant's Liability Insurance. Tenant shall carry at its own expense throughout the term of this Lease, commercial general liability insurance covering the Premises and appurtenant areas, and Tenant's use thereof, and protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured--Managers or Lessors of Premises" Endorsement and shall contain the "Amendment of Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. Such insurance shall also cover Tenant's contractual liability under this Lease in an amount periodically adjusted as hereinafter provided to conform to then current standard business practices for comparable business operations, but in no case less than the amounts shown in the applicable Basic Lease Provisions. The liability limit of such insurance shall not, however, limit Tenant's liabilities assumed under this Lease. Tenant shall keep in full force and effect a policy or policies of worker's compensation insurance as required by law, and with employees liability coverage for bodily injury by accident of not less than $2,000,000 for each accident, and for bodily injury by disease of not less than $2,000,000 for each employee and for the policy limit. If required by Landlord, then the amounts of general liability and employers liability insurance shall be increased from time to time (but in no event more frequently than once every three (3) years) to an amount reasonably determined by Landlord as may be required, given the then current economic conditions and the size of damage awards generally, to approximate the same level of protection as was provided on the Commencement Date.

         7.2 Tenant's Casualty Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease, replacement cost, fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake endorsements, in an amount sufficient to cover not less than 100% of the full replacement cost, as the same may exist from time to time, of all of Tenant's personal property, fixtures, equipment and Tenant improvements. Tenant agrees that all personal property of whatever kind, including, without limitation, inventory and/or goods stored at or about the Premises, Tenant's trade fixtures and Tenant's interest in tenant improvements which may be at any time located in, on or about the Premises or the Building, whether owned by Tenant or third parties, shall be at Tenant's sole risk or at the risk of those claiming through Tenant, and that Landlord shall not be liable for any damage to or loss of such property except for loss or damage arising from or caused by the sole gross negligence of Landlord or any of Landlord's officers, employees, agents or authorized representatives acting within the scope of their authority.

         7.3 Form of Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the Policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by any lender having a lien on the Premises, as set forth in the most current issue of "Bests Insurance Guide." Tenant shall not do or permit to be done anything which shall invalidate any insurance policy referred to in this Paragraph 7. Tenant shall provide Landlord with copies of insurance policies or certificates of insurance prior to the Commencement Date of the Lease and shall provide to Landlord copies of replacement policies at least ninety (90) days prior to the date of expiration of a policy. A binder or certificate of insurance shall be sufficient evidence of insurance pending issuance of a policy; provided, however, that Tenant shall forward a copy of each policy to Landlord when issued. Such insurance policies shall be on forms reasonably acceptable to Landlord and shall be on an occurrence basis. Such insurance shall name Landlord, any management agent from time to time designated by Landlord, any lender of Landlord as additional insureds, and shall provide that coverage of additional insureds shall be primary and that any insurance maintained by Landlord shall be excess only. Such insurance shall provide that the interests of Landlord, Tenant and other insureds shall be severable such that the act or omission of one insured shall not avoid or reduce the coverage of other insureds. Such insurance shall contain endorsements (a) stating that the insurer agrees to notify Landlord in writing not less than thirty (30) days in advance of modification or cancellation thereof, (b) deleting any employee exclusion on personal injury coverage, (c) deleting any exclusion from liability caused by serving alcoholic beverages incidental to Tenant's business, and (d) providing for coverage for employees non-owned automobile liability. Failure of Tenant to maintain insurance coverages required by this Lease for any time period during the Term or failure of Tenant to deliver evidence of insurance or copies of policies shall be material defaults under this Lease.

         7.4 Landlord Insurance. Landlord shall carry such insurance with respect to the Building, of the type and amounts as Landlord, in its sole discretion, shall deem reasonably appropriate. The cost of any such insurance shall be includable as Operating Expenses pursuant to Section 3.3 above. If Tenant fails to maintain, or to provide Landlord with, evidence of the required insurance coverages, Landlord shall have the right, but not the obligation, to obtain such insurance coverages on Tenant's behalf. The cost of such insurance coverages shall be deemed additional rent payable by Tenant to Landlord upon demand.

         7.5 Waiver of Liability of Landlord. Except in the event of Landlord's negligence or willful misconduct, Tenant hereby agrees that Landlord shall not be liable for (a) injury to Tenant's business or any loss of income therefrom,
(b) loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises or the Project with the exception of the Common Areas, or (c) injury to the person of Tenant, Tenant's employees, agents, contractors, invitees, customers, or any other person in or about the Premises or the Project with the exception of the Common Areas, whether such damage is from rain, or from the breakage, injury is caused by or results from theft, fire, steam, electricity, gas, water or leakage, obstruction or other defects of pipes. sprinklers, wires, appliances. plumbing, air conditioning or lighting fixtures, from indoor air pollution, electromagnetic radiation or other conditions associated with the so-called "sick building syndrome," or from any other cause, whether damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places appurtenant to the Premises and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant, or user of the Project, nor from the failure of Landlord to enforce the provisions of any other lease of any other tenant in the Project.

         7.6 Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any members, partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

         7.7 Indemnity by Tenant of Landlord. Tenant shall indemnify and hold harmless Landlord and its agents, Landlord's master or ground landlord, members, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Tenant's use of the Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere, and shall further indemnify and hold harmless Landlord from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, employees or invitees and from and against all costs, attorney's fees, expenses and liabilities incurred by Landlord as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Landlord by reason of any such matter, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be so indemnified. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Project arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord.

         7.8 Indemnity by Landlord of Tenant. Landlord shall indemnify and hold harmless Tenant and its agents, members,partners and lenders, from and against any and all claims for damage to theperson or property of anyone or any entity arising from Landlord's use of the Project, or from the conduct of Landlord's business or from any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere, and shall further indemnify and hold harmless Tenant from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any act or omission of Landlord, or any of Landlord's agents, contractors, employees or invitees and from and against all costs, attorney's fees, expenses and liabilities incurred by Tenant as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Tenant by reason of any such matter, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel reasonably satisfactory to Landlord and Tenant shall cooperate with Landlord in such defense. Tenant need not have first paid any such claim in order to be so indemnified.

         7.9 Waiver of Subrogation. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

8.       DAMAGE OR DESTRUCTION

         8.1 Definitions

                  8.1.1 "Premises Damage" shall mean that the Premises are damaged or destroyed to any extent.

                  8.1.2 "Building Partial Damage" shall mean that the building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the building.

                  8.1.3 "Building Total Destruction" shall mean that the building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the building.

                  8.1.4 "Project Total Destruction" shall mean that the Project (as defined in paragraph 1.1) is damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Project.

                  8.1.5 "Insured Loss" shall mean damage or destruction caused by an event required to be covered by the insurance described in Section 7. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

                  8.1.6 "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the occurrence of the damage, excluding all improvements made by tenants, other than those installed by Landlord at Tenant's expense.

         8.2      Premises Damage; Premises Building Partial Damage

                  8.2.1 Insured Loss. Subject to the provisions of paragraphs
8.4 and 8,5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Building Partial Damage, then Landlord shall, as soon as reasonably possible and to the extent the required materials and labor are readily available through usual commercial channels, at Landlord's expense, repair such damage (but not Tenant's fixtures, equipment or tenant improvements originally paid for by Tenant) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect. Tenant shall have the right to terminate the Lease if repairs can't be completed within 180-270 days.

                  8.2.2 Uninsured Loss. Subject to the provisions of paragraphs
8.4 and 8.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Building Partial Damage, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expenses), which damage prevents Tenant from making any substantial use of the Premises, Landlord may at Landlord's option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage. Tenant shall have the right to terminate the Lease if repairs can't be completed within 180-270 days, unless caused by a negligent or willful act of Tenant, in which Tenant shall make repairs at Tenant's expense...

         8.3 Building Total Destruction; Project Total Destruction. Subject to the provisions of paragraphs 8.4 and 8.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls in the classifications of either (i) Building Total Destruction, or (ii) Project Total Destruction, then Landlord may at Landlord's option either (i) repair such damage or destruction as soon as reasonably possible at Landlord's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Tenant's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of occurrence of such damage of Landlord's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

         8.4 Damage Near End of Term.

                  8.4.1 Subject to paragraph 8.4.2, if at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Landlord may at Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

                  8.4.2 Notwithstanding paragraph 8.4.1, in the event that Tenant has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Tenant shall exercise such option, if it is to be exercised at all, no later than thirty (30) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Tenant duly exercises such option during said thirty (30) day period, Landlord shall, at Landlord's expense, repair such damage, but not Tenant's fixtures. equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option during said thirty (30) day period, then Landlord may at Landlord's option terminate and cancel this Lease as of the expiration of said thirty (30) day period by giving written notice to Tenant of Landlord's election to do so within ten (10) days after the expiration of said thirty (30) day period, notwithstanding any term or provision in the grant of option to the contrary.

         8.5 Abatement of Rent; Tenant's Remedies

                  8.5.1 In the event Landlord repairs or restores the Building or Premises pursuant to the provisions of Section 8, and any part of the Premises are not useable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Tenant's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the negligence of Tenant, and (2) such abatement shall only be to the extent the operation and profitability of Tenant's business as operated from the Premises is adversely affected. Except for said abatement of rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration.

                  8.5.2 If Landlord shall be obligated to repair or restore the Premises under the provisions of this Section 8 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice to Landlord and such lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Landlord or a lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

                  8.5.3 Tenant agrees to cooperate with Landlord in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

         8.6 Termination-Advance Payments. Upon termination of this Lease pursuant to Section 8, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord. In addition, Landlord shall, within thirty (30) days of lease termination, return to Tenant so much of Tenant's security deposit as has not theretofore been applied by Landlord.

         8.8 Insurance Limitation. Notwithstanding anything else to the contrary contained in this Section 8, Landlord shall have no obligation to pay for the repair or restoration of damage or destruction to the Premises caused by fire or other casualty more than the amount of the insurance proceeds payable for the benefit of Landlord by reason of such damage or destruction, plus any amounts actually paid by Tenant as required in this Section 8 for the excess of the cost of reconstructing tenant improvements over the original cost of such repairs, then the original cost of such tenant improvements paid initially by Landlord. If the sum of such insurance proceeds, plus the amount so paid by Tenant, is not sufficient to cover the cost of such repairs, Landlord may elect to so repair or restore and the Lease shall continue in full force and effect, or Landlord may elect not to repair or restore and the Lease shall then terminate.

9.       TAXES

         Tenant shall pay all taxes and license fees levied, assessed or imposed by reason of Tenant's use of the Premises, and all taxes on Tenant's trade fixtures, furnishings, equipment and all other personal property located on the Premises. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property. Landlord shall pay all property taxes or assessments applicable to the Project, subject to reimbursement by 'Tenant of Tenant's share of such taxes in accordance with the provisions of Section 3.3.

10.      ASSIGNMENT AND SUBLETTING

         10.1 Prohibition of Assignment or Sublet. Except as otherwise provided herein, Tenant shall not assign, transfer, mortgage or otherwise encumber, voluntarily or by operation of law, this Lease or any interest hereof, or sublet the Premises or any portion thereof, or permit any other person to occupy the Premises or any portion thereof without the express written consent of Landlord, which consent shall not be unreasonably withheld or delayed and shall, in any event, be subject to the provisions of Section 10.2 below. Tenant shall have the right at any time to assign or sublease or otherwise permit occupancy (collectively "transfer") of all or any portion of the Premises to any entity which is controlled by or which controls or is under common control of Tenant. Tenant also may transfer the Lease to any successor entity, whether by merger, consolidation or otherwise, and to any entity that purchases all or substantially all of the Tenant's assets. No such sublease, assignment or other transaction shall require Landlord's approval or consent and Tenant shall have the right to keep all of the profit, if any, wherefrom. Tenant's subtenants and assignees shall also have the right to assign and sublet subject to the same consent requirements. Landlord shall also grant, and cause each of its lenders to grant, to any assignee and each subtenant of Tenant, the equivalent of a recognition and non-disturbance agreement. Consent to one assignment or subletting shall not constitute a waiver of this provision or consent to any further assignment or subletting. Tenant shall reimburse Landlord for any reasonable costs and expenses, including but not limited to legal expenses, incurred by Landlord in connection with its review of any proposed assignment or subletting, whether or not Landlord gives its consent. No assignee for the benefit of creditors, trustee in bankruptcy or purchaser at any execution sale, shall have the right to possess or occupy the Premises or any part thereof, or claim and right hereunder or assignment.

         10.2 Procedure for Consent. In the event Tenant wishes to sublet or assign the Premises, or any portion thereof, the following procedure shall apply:

                  10.2.1 Tenant shall submit in writing to Landlord the name of the proposed subtenant or assignee, the nature of the business to be carried on the Premises, a copy of the proposed sublease or assignment, including all terms and conditions thereof, and such reasonable financial information regarding such subtenant or assignee as Landlord shall request.

                  10.2.2 At any time within ten (10 business days of Landlord's receipt of the information specified in Section 10.2, Landlord may, by written notice to Tenant, elect either to (a) consent to the subletting or assignment of the Premises upon the same terms and conditions as those offered to the proposed subtenant or assignee; (b) terminate this Lease with respect to the portion of the Premises proposed to be subleased or assigned, with a proportionate abatement of rent payable hereunder; (c) consent to such subletting or assignment, in which event such consent shall be conditioned upon the agreement by Tenant to pay over to Landlord the amount by which any rent or other consideration received by Tenant from subtenant or assignee exceeds the amount of rent payable by Tenant to Landlord pursuant to this Lease; or (d) withhold Landlord's consent with written explanation, which in such case shall not be unreasonably withheld or delayed.

         10.3 Continuing Obligation of Tenant. No transfer, even with the consent of Landlord, shall release Tenant of its obligation to pay the rent and to perform all other obligations of Tenant hereunder. Neither a delay in the approval or disapproval of an assignment or subletting, nor the acceptance by Landlord of any payment due hereunder from any source other than Tenant shall be deemed a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting. If Tenant's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Landlord's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof. In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this lease.
                  10.3.1 Landlord's written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing Default, except as may be otherwise stated by Landlord at the time.

                  10.3.2 The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false or misleading shall, at Landlord's election, render said Landlord's consent null and void.

         10.4 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

                  10.4.1 Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease of all or any portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply the same toward Tenant's obligations under this Lease; provided, however, that until a Default (as defined in Section
11) shall occur in the performance of Tenant's obligations under this Lease, Tenant may collect and enjoy rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a sublease, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. Subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or until the Default has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

                  10.4.2 In the event of a default by Tenant in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so may require any subtenant to attorn to Landlord in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit previously paid by the subtenant to such sublandlord (unless such prepaid rents or security deposit have been delivered to Landlord) or for any other prior defaults of such sublandlord under such sublease.

                  10.4.3 Any matter or thing requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord herein.

                  10.4.4 No subtenant shall further assign or sublet all or any part, of the premises without Landlord's prior written consent.

         10.5 Excess Rent. Notwithstanding any other provision of Section 10 to the contrary, if the consideration Tenant receives for any assignment, sublease or transfer exceeds the rent payable under this Lease for the same period and portion of the Premises, 50% of the excess shall be immediately due and payable by Tenant to Landlord as additional rent under this Lease, after deduction of Tenant's reasonable sublease costs. Landlord shall not have recapture rights.

         10.6 No Merger. No merger shall result from Tenant's sublease of the Premises under this Section 10, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

11.      DEFAULT

         11.1 Default by Tenant. The occurrence of any one or more of the following events shall constitute a material Default of this Lease by Tenant:

                  11.1.1 The vacation or abandonment of the Premises by Tenant. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of thirty (30) days without paying rent.

                  11.1.2 The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable unlawful detainer statutes such Notice to Pay Rent or Quit shall also constitute the notice required by this subsection.

                  11.1.3 The failure by Tenant to observe or perform any of the express or implied covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than that referenced in subsection 11.1.2 above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Tenant under applicable unlawful detainer statutes.

                  11.1.4 The making by Tenant of a general assignment for the benefit of creditors; (a) Tenant's becoming a "debtor" as defined in 11 USC
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored within thirty (30) days; or (c) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this subsection 11.1.4 is contrary to any applicable law, such provision shall be of no force or effect.

                  11.1.5 The discovery by Landlord that any financial statement given to Landlord by Tenant, or its successor in interest or by any guarantor of Tenant's obligation hereunder was materially false or misleading.

                  11.1.6 If the performance of Tenant's obligations under this Lease is guaranteed: (a) the termination of a guarantors liability with respect to this Lease other than in accordance with the terms of such guaranty, (b) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (c) a guarantors refusal or inability to honor the guarantee, or (d) a guarantor's breach of its guarantee obligation, and Tenant's failure within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantors that existed at the time of execution of this Lease.

         11.2 Landlord's Remedies. In the event of any material Default of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                  11.2.1 Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; that portion of the leasing commission paid by Landlord pursuant to Section 27 applicable to the unexpired term of this Lease.

                  11.2.2 Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have vacated or abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                  11.2.3 Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

                  11.2.4 The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant's occupancy of the Premises.

         11.4 Right of Landlord to Re-Enter. In the event of any rightful termination of this Lease that has been fully and finally adjudicated by a tribunal of competent jurisdiction, Landlord shall have the immediate right to enter upon and repossess the Premises.

         11.5 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord, or to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently pursues the same to completion.

12.      ENVIRONMENTAL MATTERS

         12.1 Definitions. For purposes of this Section 12:

                  12.1.1 "Hazardous Materials" means any product, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental authority, or (c) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Materials include, but are not limited to, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "chemicals known to the State to cause cancer or reproductive toxicity," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 USC section 9601 et seq.; the Hazardous Substances Account Act ("HSAA"), California Health and Safety Code
Section 25300 et seq.; the Toxic Substance Control Act (TSCA"), 15 USC 2601 et seq.; the Hazardous Materials Transportation Act, 49 USC Section 1802; the Resource Conservation and Recovery Act ("RCRN"), 42 USC Section 9601 et seq.; the Hazardous Waste Control Law ("HWCL"), California Health and Safety Code
Section 25100 et seq.; the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq.; the Porter-Cologne Water Quality Control Act ("Porter-Cologne"), California Water Code Section 13000 et seq.; the Clean Water Act ("CWN"), 33 USC Section 1251 et seq.; the Safe Drinking Water Act, 42 USC Section 300f et seq.; the Clean Air Act ("CAA"), 42 USC Section 7401 et seq.; the California Air Pollution Control Law, California Health and Safety Code Section 39000 et seq.; and in the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rule or ordinance now or hereafter in effect (collectively the "Environmental Laws"); and any other substances, constituents or wastes subject to environmental regulations under any applicable federal, state or local law, regulation or ordinance now or hereafter in effect.

                  12.1.2 "Environmental Conditions" means conditions of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Materials by Tenant or Tenant's successors in interest, agents, representatives, employees or independent contractors. With respect to claims by employees, Environmental Conditions also includes the exposure of persons to Hazardous Materials within a workplace.

                  12.1.3 "Environmental Noncompliance" includes, without limitation (1) the release or threatened release of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent or emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order (2) any noncompliance of physical structure, equipment, process or facility with the requirements of building or fire codes, zoning or land use regulations or ordinances, conditional use permits and the like; (3) any noncompliance with federal, state or local requirements governing occupational safety and health; (4) any facility operations, procedures, designs, etc. which do not conform to the statutory or regulatory requirements of the CAA, the CWA, the TSCA, the RCRA, the HSAA, the HWCL, Porter-Cologne or any other Environmental Laws intended to protect public health, welfare and the environment; (5) the failure to have obtained permits, variances or other authorizations necessary for the legal operation of any equipment, process, facility or any other activity; (6) the operation of any facility or equipment in violation of any permit condition, schedule of compliance, administrative or court order and the like.

                  12.1.4 "Claims" shall include, without limitation; claims, demands, suits, causes of action for personal injury or property damage (including any depreciation of property values, lost use of property, consequential damages arising directly or indirectly out of Environmental Conditions); actual or threatened damages to natural resources; claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under CERCLA, RCRA, HSAA, RCRA or other Environmental Laws; a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to RCRA; claims for restitution, contribution or equitable indemnity from third parties or any governmental agency; fines, penalties, liens against property; claims for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts; and, with regard to any present or former employees, exposure to or injury from Environmental Conditions.

                  12.1.5 "Expenses" shall include any liability, loss, cost or expense, including, without limitation, costs of investigation, cleanup, remedial or response action, the costs associated with posting financial assurances for the completion of response, remedial or corrective actions, the preparation of any closure or other necessary or required plans or analyses, or other reports or analyses submitted to or prepared by regulating agencies, including the cost of health assessments, epidemiological studies and the like, retention of engineers and other expert consultants, legal counsel, capital improvements, operation and maintenance testing and monitoring costs, power and utility costs and pumping taxes or fees, and administrative costs incurred by governmental agencies.

         12.2 Legal Requirements. Legal requirements shall mean all present and future laws (including but not limited to environmental laws) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to the Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair, or restoration of the Premises, even if compliance therewith necessitates structural changes within the Premises or results in interference with the use or enjoyment of the leased Premises. Tenant shall at its expense comply with and conform to all legal requirements including all applicable environmental laws.

         12.3 Environmental Indemnification By Tenant. Tenant agrees to indemnify, defend by counsel acceptable to Landlord, and hold harmless Landlord, its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents, from and against and in respect of any and all Claims, damages (including, without limitation, diminution in value), losses, liabilities and expenses, lawsuits, deficiencies, interest, penalties, attorneys' fees and all amounts paid in defense or settlement of the foregoing whether or not arising out of third-party claims, which may be imposed upon or incurred by Landlord or asserted against Landlord by any other party or parties (including Governmental Entities), in connection with any Environmental Conditions or the remediation of any Environmental Conditions (whether now known or hereafter discovered), or any Environmental Noncompliance arising out of, resulting from, or attributable to, the assets, business, or operations of Tenant at the Premises exluding all areas outside Tenant's control, including but not limited to the Common Areas, including without limitation any claims, expenses, losses, liabilities, etc. resulting from the alleged exposure of any person to Environmental Conditions, provided that such Environmental Conditions or exposure resulted from activities of Tenant or Tenant's agents, representatives, employees or independent contractors. Tenant's obligations pursuant to this Section shall not exist if Landlord is held to be strictly and/or jointly and severally liable.

         12.4 Tenant's Remedial Action Responsibility

                  12.4.1 If Tenant knows that a Hazardous Material or Environmental Condition (other than previously consented to by Landlord) has come to be located in, on, under or about the Premises, Tenant shall immediately notify Landlord in writing of the condition.

                  12.4.2 In the event that Environmental Noncompliance and/or Environmental Conditions resulting from the activities of Tenant or Tenant's agents, representatives, employees or independent contractors is discovered or alleged to exist at the Premises subsequent to the date hereof, Tenant will pay all reasonable costs incurred by Landlord in defending and correcting the conditions which constitute Environmental Noncompliance and/or Environmental Conditions.

                  12.4.3 Tenant shall be exclusively responsible for the integrity of all facilities at the Premises under Tenant's control which handle, treat, store, recycle or dispose of Hazardous Materials. Any incident following the date hereof which results in an actual or threatened release of Hazardous Materials into the environment, or which results or may result in any Environmental Conditions or Environmental Noncompliance, or which contributes or may contribute to known or unknown Environmental Conditions or Environmental Noncompliance, shall be included in Tenant's indemnification obligations to Landlord under this Article.

         12.5 Inspection Rights. Landlord shall have the right to enter and inspect the Premises and the business operations of Tenant, upon reasonable notice and in a manner so as not to interfere unreasonably with the conduct of Tenant's business, to investigate the possibility of an) Environmental Condition or Environmental Noncompliance at the Premises. Landlord may exercise this right at its sole discretion. During such inspection, Landlord shall have the right to take such samples and conduct such tests as it may determine in its sole discretion to be necessary or advisable. The incurrence by Landlord of any expense under the provisions of this Section 12.4 shall not impair any claim for indemnification Landlord may have under the provisions of this Section 12.

         12.6 Survival of Article. The provisions of this Section 12 shall survive, and remain in full force and effect after, the termination or expiration of this Lease.

13.      LANDLORD'S RIGHT TO ENTRY

         13.1 Right to Entry. Landlord and Landlord's agents have the right to enter the Premises upon providing Tenant with reasonable notice (except in the case of an emergency) to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, all without such entry constituting any actual or constructive eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that Landlord shall use reasonable efforts to minimize interference with the business of Tenant. Landlord may at any time, place on or about the Premises or the Building any ordinary "For Sale" signs, and Landlord may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary "For Lease" signs unless Tenant has exercised its renewal option.

14.      CONSTRUCTION OF PREMISES

         As promptly as may be reasonably possible, subject to delays arising from causes beyond Landlord's reasonable control, Landlord shall commence and complete such work ("Landlord's Work"), if any, as shall be necessary to complete the construction of the Premises in conformity with the description of Landlord's Work set forth in Exhibit "D" attached hereto. Landlord's Work in the Premises shall be in conformity with Exhibit "D," and Landlord's Work shall be deemed approved by Tenant in all respects when Tenant occupies the Premises, except as to items which are not completed or do not conform to Exhibit "D" and as to which Tenant shall give Landlord written notice of Tenants reasonable disapproval within fifteen (15) days after Tenant occupies the Premises. It is acknowledged and agreed that there shall be no Landlord's Work with respect to the Premises except as set forth in Exhibit "D."

15.      SIGNS

         Subject to paragraph 15 of the Basic Lease Provisions, no sign, advertisement, poster or notice shall be exhibited, painted or affixed by Tenant on any part of the Premises, Building or Project without the prior written consent of Landlord. In the event of violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Building standard signs at the entry to the Premises and on the building directory shall be installed by Landlord at Landlord's expense.

16.      SECURITY

         Tenant acknowledges that it has been advised by Landlord to satisfy itself with respect to the condition of the Premises from a security standpoint. Tenant has made such an investigation as it deems necessary with reference to security matters. Tenant expressly assumes all responsibility for the protection of the Premises, Tenant, its employees, agents, invitees, contractors and their property from the acts of third parties. All entries to the Building are controlled by card-actuated "mag-lock" devices. Additionally, an after-hours telephone access station will be located adjacent to the main lobby entry. Landlord will allow integration of Tenant's private security system if feasible. Tenant shall be responsible for any additional costs related to the expanded security system.

17.      EMINENT DOMAIN

         If the Premises or any portion thereof or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs: provided that if so much of the Premises or the Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of taking by condemnation of an) part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures, removable personal property, Tenant's improvements or for damages for cessation or interruption of Tenant's business.

         In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair.

18.      SUBORDINATION

         This Lease and any option granted hereby shall be superior to any mortgage or deed of trust that may hereafter be placed upon the Building or any part thereof and to any and all advances to be made thereunder and to the interest thereon and to all renewals, replacements and extensions thereof provided Tenant will agree to subordinate the Lease upon its receipt of a fully executed Non-Disturbance Agreement reasonably satisfactory to Tenant. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, attorn to the purchaser upon foreclosure sale or sale under power of sale, and shall recognize such purchaser as Landlord under this Lease. Landlord shall use its reasonable best efforts best efforts to obtain timely execution of a Non-Disturbance agreement on Tenant's behalf by Landlord's existing lender(s).

19.      ESTOPPEL CERTIFICATE

         Tenant shall at any time and, from time to time, to the extent accurate and truthfully upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing in a form substantially similar to Exhibit "F" attached hereto (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rent and any other charges are paid in advance, if any, (b) acknowledging that there are not, to Tenant's knowledge, any uncured default on the part of Landlord, or specifying such defaults if any are claimed, and (c) containing any other information that Landlord may reasonably require. Any such statement may be relied upon conclusively by any prospective purchaser or encumbrancer of the Building that the matters set forth therein are true and correct.

20.      ATTORNEYS' FEES

         If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

21.      PARKING

         So long as Tenant is not in default, and subject to such rules and regulations as may be established by Landlord from time to time, Tenant shall be entitled to use, on a nonexclusive basis, the number of parking spaces in the Project's on-site parking facilities specified in the Basic Lease Provisions. Landlord shall have the right to designate the location of such parking spaces and may reserve certain spaces from Tenant's use, or as "Visitor Only," as Landlord, in its sole discretion, may determine. Landlord agrees to provide no less than ten (10) spaces of unassigned "visitor" parking near the building main entrance. Such separate and additional charge, if required by Landlord, shall be as established, from time to time, by Landlord, and any failure by Landlord to require such a separate and additional charge, at any time during the Term, shall not operate as a waiver or otherwise preclude Landlord from later instituting such a separate and additional charge; provided, however, that if Landlord has agreed to provide that certain number of parking spaces specified in the Basic Lease Provisions to Tenant for no charge or for a specified charge, Landlord agrees not to institute any separate or additional charge for those specified spaces during the original term of this Lease and any option, extension or renewal terms.

22.      NOTICE

         22.1 Manner of Service. All notices, demands or requests from one party to another shall be in writing and may be (i) by personal delivery with notice effective on the date of personal delivery, (ii) by nationally recognized overnight courier offering guaranteed delivery, such as Federal Express, DHL, or Express Mail, in which case service shall be effective on the business day of guaranteed delivery, (iii) by certified or registered mail, postage prepaid, to the addresses specified in the Basic Lease Provisions, in which case service shall be effective on the second business day after mailing. Notices to Tenant shall be deemed sufficiently given if delivered as described in this Section to Tenant at address specified in Section 14 of Basic Lease Provisions.

         22.2 Change of Place of Service. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this Section to the other party.

23.      HOLDING OVER BY TENANT

         Tenant agrees upon the expiration or termination of this Lease pursuant to this agreement, immediately and peaceably to yield up and surrender the Premises; notice to quit or vacate is hereby expressly waived. Tenant shall be liable to Landlord for any and all damages incurred by Landlord as the result of any failure by Tenant to timely surrender possession of the Premises as required herein. If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Tenant, except that the rent payable shall be one hundred twenty five percent (125%) of the rent payable immediately preceding the termination date of this Lease, and all options, if any, granted under the terms of this Lease shall be deemed terminated and of no further effect during said month to month tenancy.

24.      WAIVER

         No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

25.      TIME OF THE ESSENCE

         TIME IS OF THE ESSENCE OF THIS LEASE WITH RESPECT TO THE OBLIGATIONS TO BE PERFORMED UNDER THIS LEASE.

26.      SUCCESSORS AND ASSIGNS

         The covenants and conditions herein contained shall, subject to the provisions as to assignments, apply to and bind the heirs, successors, executors, administrators and assigns of the respective parties hereof. If more than one person or entity is indicated as Tenant herein, each person or entity subscribing as Tenant shall be jointly and severally liable for all obligations of Tenant hereunder.

27.      LANDLORD'S RESERVATIONS

         In addition to its other rights retained or reserved herein, Landlord shall have the right to change the name, number or designation of the Building or the Project without notice or liability to Tenant. In addition, Tenant shall not, without Landlord's prior written consent, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by, Tenant at the Premises, and in no event shall Tenant acquire any rights in or to such names. Landlord shall have the right to (a) at Landlord's expense, provide and install Building standard graphics or art on such portions of the Common Areas as Landlord shall reasonably deem appropriate; (b) permit any Tenant the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein; (c) place such signs, notices or displays as Landlord reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Project or on pole signs in the Common Areas; (d) reasonably designate, limit, restrict and control any business and any service in or to the Building or its tenants; (e) keep in a secure area, and to use in appropriate instances subject to the terms of this Lease, keys to all doors into and within the Premises except for secure areas designated by Tenant. Tenant hereby agrees that no locks shall be changed or added without the prior written consent of Landlord. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after written request by Landlord, and failure to do so shall constitute a material default under this Lease by Tenant without the need for further notice to Tenant.

28.      BROKERAGE COMMISSION

         With the exception of the real estate brokerage commission, if any, payable to the party identified in the Basic Lease Provisions, pursuant to separate written agreement with Landlord, and which commission Landlord hereby agrees to pay, Tenant and Landlord each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finders fee in connection with said transaction and Tenant and Landlord do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorney's fees, or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

29.      FINANCIAL STATEMENTS

         At any time during the term of this Lease but no more often than once in any calendar year, Tenant shall, upon thirty (30) days' prior written notice from Landlord, provide Landlord with the most recent existing financial statement and existing financial statements of the two (2) years prior to the most recent financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited and certified by an independent certified public accountant.

30.      FORCE MAJEURE

         Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to Force Majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

31.      GOVERNING LAW

         This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

32.      CAPTIONS AND INTERPRETATIONS

         The section and paragraph captions contained in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.

33.      SEVERABILITY

         If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

34.      LEASE NOT EFFECTIVE UNTIL EXECUTED; AUTHORITY TO EXECUTE LEASE

         Submission by Landlord of this Lease for examination or signature by Tenant shall not constitute an option and this Lease shall not become effective until executed by both Tenant and Landlord and delivery of the fully executed instrument to such parties. This Lease shall not be deemed to be executed by Landlord until signed by an authorized member or officer partner of Landlord. If a party hereto is a corporation, partnership, limited liability company, trust or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity in accordance with a duly adopted resolution of its governing body or in accordance with the governing documents of such entity, and that this Lease is binding upon such entity in accordance with its terms.

35.      EXHIBITS AND ADDENDA TO LEASE

         All Exhibits or Addenda referenced in this Lease (or which are executed concurrently herewith and attached hereto and refer to this Lease) are incorporated herein by reference and shall constitute a part of this Lease.

37.      RECORDATION OF LEASE

         Neither this Lease nor any Memorandum hereof shall be recorded without the express written consent of Landlord.

38.      ENTIRE AGREEMENT

         This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, fully supersedes any and all prior negotiations, understandings, representations, warranties and agreements between the parties hereto, or any of them, pertaining to the subject matter hereof, and may be modified only by written agreement, signed by all of the parties hereto.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

         This Lease has been prepared with the joint participation of each party hereto and their respective counsel, and each provision herein shall be construed according to its fair meaning, rather than in favor of any one of the parties hereto, or against one of the parties hereto, because such party was the principal or primary author of such provision.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first hereinabove written.

BY TENANT:                              BY LANDLORD:

CONVERA Corporation                     ASTON VIEWS, LLC
A Delaware Corporation                  A California limited liability company

By:________________________________     By:________________________________

Title:_____________________________     Title:_____________________________

By:________________________________     By:________________________________

Name:______________________________     Name:______________________________

Title:_____________________________     Title:_____________________________

                                    EXHIBIT A

                        FLOOR PLAN WITH PREMISES DEPICTED

                                   EXHIBIT "B"

             RULES AND REGULATIONS FOR ASTON VIEWS CORPORATE CENTER


1. No tenant or its agents or employees shall loiter in the mail areas or other Common Areas of the Building, nor shall they in any way obstruct the sidewalks, entry passages, pedestrian passageways, driveways, entrances and exits to the Building, and they shall use the same only as passageways to and from their respective premises. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the rules and regulations of the Building.

2. No sash doors, sashes, windows, glass doors, lights and skylights that reflect or admit light into the Common Areas of the Building shall be covered or obstructed by any tenant, and doors leading into the Common Areas from tenant premises shall not be left open by any tenant.

3. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers, food or other substances of any kind shall be thrown into them. No tenant or his agents and employees shall throw or discard cigar or cigarette butts or other substances or lifter of any kind in or about the Building, except in receptacles placed therein for such purposes by Landlord or governmental authorities. All garbage, including wet garbage, refuse or trash shall be placed by each tenant in the receptacles provided by Landlord for that purpose and only during those times prescribed by Landlord.

4. Tenants shall not mark, drive nails, screw or drill into, paint or in any way deface, any exterior walls, roof foundations, bearing walls or pillars without the prior written consent of Landlord. No boring or cutting for wires shall be allowed, except with the consent of Landlord. The expense of repairing any breakage, stoppage or damage resulting from a violation of this rule or the preceding rule shall be borne by the tenant violating or responsible for the violation of such rule.

5. Tenant shall not alter any lock or install new or additional locks or bolts in or about the Premises, without the written approval of Landlord.

6. No curtains, blinds, screens, shades, window tinting, or other window coverings shall be attached to or hung in any window visible from the exterior of the Premises without the prior written consent of Landlord. No bottles, parcels, or other articles shall be placed on the window or storefront sills such that they may be observed from outside the Premises.

7. No tenant shall do anything in any premises, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance or which shall conflict with applicable law, rules or regulations established by any governmental body or official having jurisdiction, the regulations of the fire department or the provisions or requirements of any insurance policy on such premises or any part thereof. Tenant shall not use any machinery in its premises, even though the installation may have been originally permitted, which may cause any unreasonable noise or jar, or tremor to the floors or walls, or which by its weight might injure the walls or floors of such premises or any other portion of the Building.

8. Landlord may limit the weight, size and position of all filing systems, computers, safes, fixtures and other heavy equipment used in any premises. In the event any tenant shall require heavy equipment, such tenant shall notify Landlord of such fact and shall pay the cost of any structural bracing required to accommodate the same. All damage done to such premises or to any other portion of the Building resulting from installing, removing or maintaining extra heavy equipment shall be repaired at the expense of the tenant which maintains such equipment.

9. No tenant or its agents and employees shall make or permit any loud, unusual or improper noises in the Building, nor interfere in any way with other tenants or those having business with them, nor bring into nor keep within the Building any animal or bird (with the exception of the authorized pet store), or any bicycle or other vehicle, except such vehicles as tenants are permitted to park in the Building parking lot, and shall park only in the areas designated from time to time for employee parking generally. No radio or television or other similar device shall be installed without first obtaining in each instance Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of any premises, or on the ground, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

10. All freight must be moved into, within and out of tenant premises only during such hours and according to such regulations and may be posted from time to time in Landlord's general offices.

11. Tenant shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Landlord.

12. Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

13. Tenant shall not suffer or permit smoking or carrying of lighted pipes, cigars or cigarettes other than in areas designated by Landlord in the Common Areas as smoking areas. At Landlord's sole option, Landlord may grant Tenant the temporary and revocable permission to install a smoking area within the Premises. The cost of installing and maintaining of any smoking area within the Premises shall be charged to Tenant, including but not limited to costs of additional cleaning, air conditioning or other work whatsoever required to prevent any effects of the smoking area from reaching any other area in the Building. Landlord reserves the right to revoke Tenant's temporary permission to a smoking area within the Premises, at Landlord's sole option.

14. Tenant shall not use any method of heating or air conditioning without prior written approval of Landlord.

15. Tenant shall not install, maintain or operate any vending machine upon the Premises without Landlord's written consent.

16. The Premises shall not be used for food preparation, lodging, manufacturing, or storage of merchandise, except as such may be incidental to use of the Premises for general office purposes.

17. Canvassing, soliciting and peddling in the Building are prohibited and each Tenant shall cooperate to prevent same.

18. Tenants are required to observe all security regulations issued by Landlord and to comply with instructions and/or directions of the duly authorized security personnel for the protection of the Building and all tenants therein. Access by any tenant to his premises or the Building before or after hours of operation of the Building shall be subject to clearance by the security personnel of the Building and to compliance with such procedures as may be imposed by such personnel, including presentation of identification to such personnel.

19. Landlord reserves the right, but shall not have the obligation, to close and keep locked any and all entrances and exit doors and gates of the Building and gates or doors closing the parking areas thereof during such hours as Landlord may deem to be advisable for the adequate protection of the Building and all tenants therein.

20. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designed by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

21. Parking stickers or identification devices shall be the property of Landlord and be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charge as is reasonably established by Landlord for the loss of such devices.

22. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

23. Landlord reserves the right at any time to change or rescind any one or more of these rules and regulations or to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Building, for the preservation of good order therein and for the convenience of tenants and visitors to the Building, Any such amendments, deletions or additions to these rules and regulations shall be effective immediately upon delivery of written notice thereof to tenants. No waiver of any rule or regulation by Landlord shall be effective unless expressed in writing and signed by Landlord. Landlord shall not be responsible to any tenant or any other person for the nonobservance or violation of these rules and regulations by any other tenant or other person.

24. A copy of these rules and regulations shall be attached to and form a part of each tenant lease at the Building, Each tenant who executes a lease of space at the Building shall be deemed to have read these rules and regulations and to have agreed to abide by them as a condition to its occupancy of space at the Building.


In the event of any conflict between these rules and regulations, or any amendments or additions thereto, and the provision of any tenant's lease, such lease provisions shall control.

                                   EXHIBIT "C"

                      STANDARDS FOR UTILITIES AND SERVICES

Landlord shall provide the utilities and services set forth in this exhibit at all times during the term of the Lease, subject to the provisions of the Lease concerning Landlord's inability to supply such utilities and services due to causes beyond Landlord's control. Landlord reserves the right to adopt such reasonable nondiscriminatory modifications and additions to the following standards as it deems necessary and appropriate from time to time. Landlord shall not be obligated to supply any utilities or services to Tenant at any time during which Tenant is in default under the terms of the Lease.

1. Landlord shall provide automatic elevator services on Monday through Friday from 7:00 a.m. to 7:00 p.m. and on Saturday from 8:00 a.m. to 12:00 p.m.; provided, however, that Landlord shall not be obligated to provide such elevator services on the following federal holidays: New Years Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Day after Thanksgiving, and Christmas Day (such times referred to in this Exhibit as "Business Hours"). At all other times, Landlord shall provide at least one elevator operated by security personnel or by an automatic security access system.

2. Landlord shall provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning ("HVAC") when and to the extent in the judgment of Landlord any such sources may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting or receptacle load for Tenant's equipment and fixtures exceed those listed in Section 3 of this Exhibit, if the Premises are used for other than general office purposes or if the building standard blinds and curtains in the Premises are not used and/or closed to screen the rays of direct sunlight. If any lights, machines or equipment (including, without limitation, computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the Building HVAC or generate substantially more heat in the Premises than would be generated by the Building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance (including, without limitation, modifications to the standard air conditioning equipment) and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

3. Landlord shall furnish to the Premises during Business Hours electric current for routine lighting and operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and similar devices which operate on 110 volt alternating current electrical power with demands, wattages and ampere draws which do not exceed the reasonable capacity of building standard office lighting and receptacles and are not in excess of limits imposed or recommended by governmental authorities. Landlord shall replace bulbs and/or ballasts in building-standard florescent lighting fixtures within the Premises. Tenant shall be responsible for replacing all other non-building-standard items (nonstandard bulbs, ballasts, ceiling tiles, etc.). Landlord shall furnish to the lavatories within the Premises or within the Common Areas water for normal lavatory and drinking purposes.

4. Excluding typical office equipment, no computers, data processing equipment, photocopying machines or other special electrical equipment, air conditioning systems, heating systems, or space heaters shall be installed nor shall any changes be made the HVAC, electrical or plumbing systems in the Building without the prior written approval of Landlord in accordance with the provisions of the Lease governing alterations requested by Tenant. Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus, machines or devices in the Premises (including, without limitation, photocopier or duplicating machines, computers, printers, vending machines;, or other equipment) which uses current in excess of 110 volts AC or which has a demand, wattage or ampere draw which exceeds the electrical systems installed in the Building or in any way which will increase the amount of electricity or water usually supplied for the use of the Premises for general office purposes.

5. Landlord may impose reasonable conditions upon any consent for use of any apparatus, machine or device which exceeds the limitations set forth in this Exhibit. Tenant agrees to cooperate fully with Landlord at all times to abide by all regulations and requirements which Landlord may prescribe for proper functioning and protection of the Building HVAC, electrical and plumbing systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating or cooling of the Building.

6. Landlord shall provide janitorial services to the Premises prior to 7:00 a.m. of each working day, Monday through Friday (except for the above-listed federal holidays) provided the Premises are used exclusively for the uses permitted by the Lease and are kept in reasonable order by Tenant. Tenant shall pay to Landlord any extra cost for cleaning or removal of any rubbish or garbage to the extent the nature or amount of such cleaning, refuse or garbage exceeds the amount which is generally produced by use of the Premises for general office purposes.

                                   EXHIBIT "F"

                          ASTON VIEWS CORPORATE CENTER
                      FORM OF TENANT'S ESTOPPEL CERTIFICATE


_________The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, _______, by and between ASTON VIEWS, LLC, a California limited liability company as Landlord, and the undersigned as Tenant, for Premises on the _________ Floor of the Office Building located at _____________________, Carlsbad, California, __________ certifies as follows:

_________1._______Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

_________2._______The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _____.

_________3._______The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

_________4._______Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered in license or concession agreements with respect thereto except as follows:

_________5._______Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

_________6._______Base Rent became payable on _____.

_________7._______The Lease Term expires on _____.

_________8._______All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

_________9._______No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

_________10.______As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

_________11.______All monthly installments of Base Rent, all Additional Rent and all monthly installments of the current monthly estimated Additional Rent have been paid when due through _____. The current monthly installment of Base Rent is $_____.

_________12.______The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

_________13.______If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________________ on the _______ day of __________ 199___.

                                      "Tenant"
                                      ----------------------------------------

                                      a ______________________________________

                                      By: ____________________________________

                                      Its: ___________________________________

                                      By: ____________________________________

                                      Its: ___________________________________

                                    ADDENDUM


This ADDENDUM is attached to and made a part of that certain Aston Views Office Building Lease ('Lease") dated as of July 2, 2001 by and between Aston Views, LLC, a California limited liability company ("Landlord"), and Convera Corporation, a Delaware Corporation ("Tenant").

Notwithstanding anything in the Lease to the contrary, Landlord and Tenant agree as follows:

38.      Option to Extend Lease Term.

         38.1 Option to Extend Term and Method of Exercise. Provided Tenant is not then in default under this Lease, Tenant shall be entitled to extend the Term of this Lease (the "Option Term") for one consecutive five (5) year period. Such Option Term shall be exercised by Tenant by delivery of written notice to Landlord at least six (6) months months and no more than twelve (12) months prior to the then scheduled expiration date of the Term. The option to extend is personal to Tenant and may not be exercised by any transferee of Tenant (other than an affiliate of Tenant), even if Landlord has consented to the transfer.

         38.2  Effect of Exercise.

              (a) Incorporation of Lease by Reference. All of the terms, covenants and conditions (including, without limitation, defined terms) contained in this Lease shall be applicable to each Option Term in the event of exercise by Tenant provided, however, that the Term and the Monthly Base Rent shall be modified as provided herein.

              (b) Rent. Subject to adjustment as hereafter provided, the Monthly Base Rent effective as of the commencement date of the Option Term shall be the Prevailing Market Rent described below. The base year used to calculate Tenant's Expense Stop Base will be adjusted to the year in which the option term commences.

              (c) Prevailing Market Rent. The "Prevailing Market Rent" shall mean the annual amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a comparable building in the immediate area would accept at "arm's length", giving appropriate consideration to the credit of the Tenant, free rent and other tenant inducements then being offered for comparable space, length of lease term, size and location of premises being leased, tenant improvement allowances, if any, and other generally applicable terms and conditions of tenancy for comparable space. Further, the base year for operating expenses and taxes shall be amended to the calendar year in which the renewal term occurs. In determining the Prevailing Market Rent, whether for comparable improved space within the Building or in the business district, the following factors shall be taken into account:

                  (i) The particular configuration, frontage along a public thoroughfare, signage visible to the public, parking facilities, and general level of quality of improvements and location of each comparison building shall be relevant.

                  (ii) Charges for parking, if any, shall be taken into consideration and adjustments shall be made for variations, if any, in charges paid as additional rent by Tenants.

                  (iii) No rent which has not been set or adjusted during the twelve month period immediately preceding the expiration date of the initial term shall be considered prevailing or current.

         If Tenant has timely exercised the option, Landlord shall notify Tenant in writing of the Proposed new, Monthly Base Rent determined by Landlord for the Option Term at least ninety (90) days prior to the Commencement Date of the Option Term. Unless Tenant objects to the amount determined by Landlord within fifteen (15) days after receipt of such notice, the amount stated in such notice shall be the new Monthly Base Rent. If Tenant objects to Landlord's proposal, the new Monthly Base Rent shall be determined by an MAI Appraiser chosen by Landlord and approved by Tenant. If Tenant does not disapprove of Landlord's choice of any appraiser by delivery of written notice of disapproval naming a Tenant's appraiser within five (5) days after written notice of such choice by Landlord, then Landlord's appraiser shall be deemed to be approved by Tenant. If Tenant does disapprove of Landlord's choice of an appraiser within the said five
(5) days, then Tenant's notice of disapproval shall name an MAI Appraiser designated by tenant. Within ten (10) days after the date of Tenant's notice of disapproval, Landlord's appraiser and Tenant's appraiser together shall select a neutral third MAI Appraiser. If they are unable to agree on a third MAI Appraiser within the said ten (10) days, then upon the application of either party, the third MAI Appraiser shall be designated by the Presiding Judge of the Superior Court for San Diego County, California. Landlord's appraiser and Tenant's appraiser each shall determine a Prevailing Market Rent, to be submitted in writing to Landlord, Tenant and the third MAI Appraiser within thirty (30) days after the date of Tenant's notice of disapproval. Within fifteen (15) days after receipt of those two appraisals, the third MAI Appraiser shall select one of the other of those two appraisals, and the one so selected shall be and become the Prevailing Market Rent effective as of the commencement date of the Option Term. The cost of the MAI Appraiser shall be split equally by Landlord and Tenant, and Landlord and Tenant shall each be responsible for the fees and costs of the appraiser which it appoints. If the Monthly Base Rent shall not have been determined by the commencement date of the Option Term, then until it is determined, Tenant shall pay Monthly Base Rent when due during the Option Term determined using Landlord's proposed Monthly Base Rent, and when the actual adjusted Monthly Base Rent is determined, Tenant shall pay to Landlord any additional rent due for the months which are elapsed in the Option Term, or Landlord shall credit any excess payment for the elapsed months to the next Monthly Base Rent becoming due.

39. Utilities / Services / Access / HVAC. Access to the Premises shall be 24 hours per day, 365 days per year. Landlord, at Landlord's sole expense, shall furnish heating, ventilating and air conditioning Monday through Friday from 7:00 a.m. to 7:00 p.m. and from 8:00 a.m. to 12:00 p.m. on Saturday, except for New York Stock Exchange holidays. After-hours HVAC is available at a cost of $15.00 per heat pump per hour, not to exceed $45.00 per hour for the entire Premises. Said charges shall be subject to increases based on electrical usage rates, such that these charges shall never be less than Landlord's actual costs.

40. Operating Expenses: In no instance shall Tenant's prorata share of the annual increase in "controllable" Operating Expenses" exceed six percent (6%) of the amount of the total prior year's "controllable" Operating Expenses, non-cumulative. Landlord will not cap the increase in real property taxes, insurance, or other "non-controllable" pass-through Operating Expenses.

41. Right of First Refusal: Tenant shall have a right of first refusal to lease any adjacent space (the "ROFR space"), subject to availability, and subject to the rights of existing tenants at the time of lease execution. During the term of the lease, if Landlord receives an acceptable offer from a party other than the Existing Tenant (which shall mean a written letter of intent or other written offer from any unaffiliated party, other than the Existing Tenant) to lease space adjacent to the Premises on terms acceptable to Landlord, Landlord shall notify Tenant of the terms and conditions of such offer. Tenant shall have five (5) business days after receipt of such offer to provide written notice to Landlord that Tenant accepts the terms and conditions proposed for lease of such entire space as is the subject of such offer. If Landlord does not receive written notice of Tenant's acceptance within said five (5) business day period, then it shall be conclusively deemed an election by Tenant not to lease such space.

42. Brokerage Fees: Landlord shall pay a commission to Irving Hughes in the amount of four percent (4%) of the aggregate full service gross rental for years one (1) through five (5) and two percent (2%) for any additional fixed term. Such Commission shall be paid by the Landlord fifty percent (50%) upon mutual Lease execution and fifty percent (50%) upon Commencement of the Lease.

43. Tenant Allowance / Base Building Improvements: Landlord will provide Tenant with an improvement allowance of Thirty-Five Dollars ($35.00) per rentable square foot for the entire Premises ("Tenant Allowance"). The Tenant Allowance shall be for Tenant's Work, as defined below, including but not limited to costs of construction, space planning, design and architectural fees, engineering costs, signage, permits, telecom and data cabling, and shall not be used to pay for any Landlord's work. In the event Tenant's Work is more than the Tenant Allowance (up to an additional $5.00 per rentable square foot), such excess cost may, at Tenant's option, either be (a) paid by Landlord, in which case Tenant shall pay Additional Rent during the Term equal to the payments on a loan in the amount of the excess costs, amortized over the Term, including interest at 9% per annum, or (b) paid by Tenant to Landlord within thirty (30) days of substantial completion. Notwithstanding provisions to the contrary contained in the Lease or Work Letter (Exhibit D), Landlord shall furnish the base building improvements and systems at Landlord's sole cost and expense ("Base Building Improvements"), as follows:

        A. The Building structure will be designed for a minimum floor load of 80 lbs. live load plus a 20 lb. partition dead load.

        B. The Building will include a built out and finished interior core and exterior perimeter walls and all building columns. The Premises shall include men's and women's restroom facilities, and drinking fountains per plan (1 per floor), electrical, telephone, janitorial and mechanical closets. All such facilities shall comply with all applicable laws, rules and regulations, including the Americans with Disabilities Act.

        C. The floor will be improved with a smoothed trowel finish for installation of glued-down carpet. The floor will be finished per plan specifications. The roof and perimeter walls may be utilized for grounded electrical, data communications and telephone wiring installations within the Premises.

        D. The Life Safety system will be in accordance with the more stringent of NFPA 101 (Code for Life Safety) and the National Electrical Code or applicable national, state and local codes, including without limitation accessibility codes, and the Americans with Disabilities Act regulations, throughout the Building, including all corridors. It shall consist of sprinklers, smoke detectors, internal fire alarm and enunciator system, emergency lighting, self-illuminating exit signs, strobes, fire hoses, and extinguishers as required by applicable codes. The sprinkler system will have an approved water flow alarm connection and tamper-proof detection device, connected to a central station or direct to the fire/police departments. It will include distribution of sprinkler mains throughout the Building. Laterals, uprights and upright heads, finished heads or "armovers" will be configured to Tenant's space layout and be paid for out of the Tenant Improvement Allowance.

        E. Electrical distribution will be provided to the main panel boxes in the main electrical room on the floor(s) containing the Premises. The electrical system shall be sized for 5 watts per rentable square foot demand load for Tenant's consumption, over and above base building electrical requirements for base building and lighting and HVAC servicing the Premises.

        F. Landlord shall warrant that there is sufficient HVAC capacity and distribution capacity for Tenant's Use.

        G. Telephone service, as provided by the local utility, will be available to the Building main telephone room, with sufficient conduit run space provided from the utility pedestal. If conduit or sleeves are required by local code, Base Building Improvements will include necessary conduit/sleeves to distribute data and telephone cables between floors.

        H. The Building ground system is in accordance with the N.E.C. All existing metal conduits, cabinets, raceways, wire ways and non-current carrying metal components of the electrical system are grounded to the equipment grounding system and building steel.

        I. If applicable, demising walls, including common corridor walls and walls between tenant suites will be provided. These walls will include tenant entry doors from public corridors. Demising walls will be soundproofed and insulated to the ceiling deck above.

        J. All common areas, landscaping and roadways necessary for Tenant's access to and egress from the Building will be completed and comply with all applicable laws.

        K. Modifications to the Base Building as a result of the design of Tenant's Work shall not relieve Landlord of Landlord's obligation to install the Base Building Improvements. Cost savings in Base Building Improvements resulting from Tenant's Work shall be allocated to the Tenant Allowance.

44. Roof Rights / Communications Systems: Tenant shall have the right to install satellite dishes or microwave antennae on the roof of the Building, subject to Landlord's approval and subject to any governmental agencies' conditions and approvals. Landlord preliminarily approves the installation of said communications systems, with the reservation and understanding that such systems will not be visible from any portion of the Property, or the adjacent street, and that no roof penetrations should be required in its installation. All costs of installation, including any required penetration and patching shall be at Tenant's expense, and equipment specifications and installation plans are subject to Landlord's approval. Tenant agrees to release and indemnify Landlord from any and all liability, cost, damage, or injury resulting form the installation, operation, presence, or removal of said communications systems, and agrees to reimburse Landlord for any cost or liability incurred by Landlord in connection with the above.

                          ASTON VIEWS CORPORATE CENTER

                           NOTICE OF LEASE TERM DATES


TO:      _______________________________________



            Re: Office Lease dated ___________________, 19_____, between Aston
                Views, LLC, a California limited liability company ("Landlord"), and __________________________________ ("Tenant") concerning
                Suite __________ on floor(s) ___________ of the Office Building located at ______________________, California _________________.

Ladies and Gentlemen:

                  In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. That the Premises are Ready for Occupancy, and that the Lease Term shall commence as of _____________ for a term of __________________ months ending on _________________.

         2.       That in accordance with the Lease, Rent commenced to accrue on
                  _____________________.

         3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         4. Rent is due and payable in advance on the first day of each and every month during the Lease Term. Your rent checks should be made payable to ______________________________
                  at ______________________________.

         5. The exact number of rentable square feet within the Premises is ______________ square feet.

         6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _______________________ percent (____________%).


"Landlord":
(NAME)

By:_____________________________________________

Its:____________________________________________

Landlord's Federal Taxpayer Identification No.:

------------------------------------------------


Agreed to and Accepted as of "Tenant":
------------------------------------------------

a ______________________________________________

By:_____________________________________________

Its:____________________________________________

By:_____________________________________________

Its:____________________________________________

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT


_________CONCURRENTLY WITH THE EXECUTION OF THIS WORK LETTER AGREEMENT (the "Work Letter Agreement"), Landlord and Tenant have executed an Office Building Lease (the "Lease"), covering the Premises. Unless the context otherwise requires, the terms defined in the Lease shall have the same meanings when used herein. This Work Letter Agreement is incorporated into the Lease as Exhibit "D" thereto. Tenant desires that certain work be performed in the Premises to make the Premises ready for Tenant.

_________NOW, THEREFORE, in consideration of the mutual covenants contained in the Lease and in this Work Letter Agreement, Landlord and Tenant agree as follows:

1.       Definitions

         1.1      "Approved Plans" are defined in Section 5.1 below.

         1.2      "Estimated Work Cost" is defined in Section 4.2 below.

         1.3      "Preliminary Plans" are defined in Section 3.1 below.

         1.4 "Space Planner" shall mean a Space Planner selected by Tenant and approved by Landlord.

         1.5 "Contractor"' shall mean a General Contractor selected by Tenant and approved by Landlord.

         1.6 "Standards" shall mean Landlord's usual specifications for standard leasehold improvements in the Building.

         1.7 "Tenant Improvements" shall mean all improvements made to the Premises other than those that are physically in place at the Premises as of the date of the execution of the Lease.

         1.8 "Tenant's Allowance" shall mean the sum specified in the Basic Lease Provisions per rentable square foot of the Premises, which shall be paid by Landlord toward the cost of completion of the Tenant Improvements.

         1.9 "Tenant's Programming Information" shall mean all information necessary for the preparation of the Preliminary Plans, including without limitation electrical requirements, telephone, special heat generating equipment, plumbing requirements, special finishes, number and sizes of offices, number of secretarial stations and special data processing requirements.

         1.10 Tenant approval, authorization, consent or other required action shall mean such action taken or authorized by Tenant, Landlord shall have the right to rely on such approval, authorization, consent or other action, until Tenant advises Landlord in writing that some other person has such authority.

         1.11 Other terms are defined in this Work Letter Agreement. In addition, terms defined in the Lease shall have the same meanings where used herein, unless the context otherwise requires.

2.       Schedule


         2.1 Tenant and Space Planner shall furnish to Landlord the Preliminary Plans within thirty (30) days following execution of the Lease.

         2.2 Tenant shall furnish to Landlord the Estimated Work Cost and the identity of Contractor within fifteen (15) days following completion of Preliminary Plans.

         23 Tenant shall furnish to Landlord written notice of its acceptance or rejection of the Estimated Work Cost within ten
                  (10) days after receipt of same.

         2.4 If Tenant rejects the Estimated Work Cost, Tenant shall meet with the Space Planner and Contractor to revise the Preliminary Plans within ten (10) days after furnishing such rejection to Landlord .

         2.5 Tenant shall cause its architect and engineer to prepareand furnish to Tenant and Landlord construction drawings and specifications for Tenant Improvements based on the Preliminary Plans within twenty (20) days following Tenant's and Landlord's approval of the Preliminary Plans.

         2.6 Tenant shall furnish to Landlord written notice of its acceptance or rejection of the construction drawings within ten (10) days after receipt of same .

         2.7 Contractor shall prepare and furnish to Tenant and Landlord a final cost proposal based upon the Approved Plans within ten
                  (10) days after Tenant's approval or deemed approval of the Approved Plans.

         2.8 If the final cost proposal is greater than the Estimated Work Cost, Tenant shall furnish to Landlord written notice of its acceptance or rejection of the final cost proposal within ten
                  (10) days after receipt of same . If Tenant rejects the final cost proposal, Tenant may elect the Competitive Bid described in Paragraph 8 below.

         2.9 Tenant shall cause its Contractor to complete the construction of the Tenant Improvements within sixty (60) days following approval of the Approved Plans, receipt of all building permits required by governmental agencies having jurisdiction thereof, and/or approval of the final cost proposal, whichever is later.

 3.      Preliminary Plans

..        3.1      Tenant shall furnish  its Programming Information to Space
                  Planner. Thereafter, Tenant shall cause the Space Planner to prepare preliminary space plans and specifications (the "Preliminary Plans") for all leasehold improvements to be constructed for Tenant in the Premises, which Preliminary Plans shall be sufficient to obtain an Estimated Work Cost for the construction and installation of the Tenant Improvements as shown thereon. The cost of the preparation of Preliminary Plans shall be charged against the Tenant's Allowance. Tenant shall furnish the Preliminary Plans to Landlord by the time set forth in Section 2.1 above. Tenant shall furnish the Estimated Work Cost to Landlord by the time set forth in
                  Section 2.2 above.

         3.2 In the preparation of Preliminary Plans and Approved Plans, no deviation shall be permitted from the Standards with respect to entry doors and hardware, entry graphics, ceiling systems, life safety systems or perimeter window coverings. Subject to Landlord's approval, Tenant may deviate from the Standards as to partitions, floor coverings, wall finishes, special lighting fixtures or other items as to which deviations may be permitted, provided that no deviation shall be of lesser quality than the Standards. Landlord will not approve of any deviations which (a) do not conform to applicable governmental regulations or are disapproved by any governmental agency, (b) that require Building service beyond the level normally provided to other tenants in the Building, (c) that because of fabrication time or other factors would delay the construction schedule (unless Tenant agrees that the Commencement Date will not be extended by such delay), or (d) that in Landlord's reasonable opinion are of a nature or quality that are inconsistent with Landlord's overall plan or objectives for the Building.

4.       Tenant's Allowance

         4.1 Landlord shall pay for the construction and installation of the Tenant Improvements up to, but not in excess of, the Tenant's Allowance. Tenant shall pay the cost of all Tenant Improvements in excess of the Tenant's Allowance. The cost of Tenant Improvements shall include the cost of all labor and materials for the construction and installation of the Tenant Improvements; the cost of all permits, licenses and fees; all amounts paid to Contractors under and pursuant to contracts for the construction and installation of the Tenant Improvements; all architectural, engineering, space planning and other consultants' fees; all amounts paid for mechanical drawings, plans, specifications, shop drawings, designs and layouts; and incidental costs related to the foregoing.

         4.2 Tenant shall obtain an estimate of the cost of Tenant Improvements as shown on the Preliminary Plans. Tenant shall notify Landlord of the amount of such cost estimate plus the amount required to pay for the preparation of architectural and engineering construction drawings for the Tenant Improvements (the "Estimated Work Cost"). TENANT CANNOT AND DOES NOT GUARANTY THE ACCURACY OF SUCH ESTIMATED WORK COST. If the Estimated Work Cost is less than or equal to the Tenant's Allowance, then Tenant shall proceed in accordance with
                  Section 5 below.

         4.3 If the Estimated Work Cost is greater than the Tenant's Allowance, then Tenant shall give written notice to Landlord of Tenant's acceptance or rejection of the Estimated Work Cost within the time period set forth in Section 2.3 above. Unless Landlord receives Tenant's written rejection within such period, the Estimated Work Cost shall be deemed accepted by Tenant. If within such period Landlord receives Tenant's written rejection of the Estimated Work Cost, then within the time period set forth in Section 2.4 above, Tenant shall meet with the Space Planner and Contractor to revise the Preliminary Plans. At such meetings, Tenant may, at Tenant's option, elect to eliminate one or more items shown on the Preliminary Plans so as to reduce the Estimated Work Cost. All costs of Tenant-initiated changes requiring revisions, including engineering, estimating, coordination, layout and printing of drawings, specification changes and any other incidental expenses, shall be included in the cost of the Tenant Improvements. Following such revisions, Tenant shall submit a new Estimated Work Cost to Landlord, and the same procedure will be followed as set forth above until Tenant has accepted a proposal. Any time consumed in revising plans or in revising the Estimated Work Cost shall be considered a Tenant Delay (as defined in Section 6.2 hereto and shall not delay the Commencement Date of the Lease. If Tenant does not so elect to revise the Preliminary Plans, or if Tenant does so elect but the Estimated Work Cost after accounting for the revisions is still greater than the Tenant's Allowance, or if Tenant otherwise approves or is deemed to have approved of the Estimated Work Cost, then Tenant shall forthwith deposit with Landlord an amount (the "Construction Deposit") equal to the difference between the Tenant's Allowance and the Estimated Work Cost (as the same may have been revised), whereupon Tenant shall proceed in accordance with Section 5 below. Tenant shall have no obligation to increase the Construction Deposit for increases less than five percent (5%) Estimated Work Cost.

         4.4 The Tenant's Allowance shall be available only for the cost of Tenant Improvements as described in Section 4.1 above. If the cost of Tenant Improvements is less than the Tenant's Allowance, the difference shall be paid to Tenant no later than thirty (30) days after completion of "punchlist" items (described in 6.1 of the work letter).

         4.5 Tenant will review and approve all invoices and charges applied against the Tenant's Allowance . Any questions or disputes concerning the charges shall be communicated in writing to Landlord within thirty (30) days after the Commencement Date.

5.       Construction of Tenant Improvements

         5.1 Tenant shall cause its space planner and engineer to prepare construction drawings and specifications for the Tenant Improvements based strictly on the Preliminary Plans within the time period set forth in Section 2.5 above. Prior to the commencement of construction, Tenant shall be given an opportunity to review the construction drawings to confirm that they conform to the Preliminary Plans. Tenant shall have the time period set forth in Section 2.6 above in which to give written notice to Landlord of Tenant's acceptance or rejection of the construction drawings. Unless Landlord receives Tenant's written rejection within such period, the construction drawings shall be deemed approved by Tenant ("Approved Plans"). Such Approved Plans shall create no responsibility or liability on the part of Tenant or Landlord for the completeness of such plans, their design sufficiency or compliance with applicable statutes, ordinances or regulations.

         5.2 Within the time period set forth in Section 2.7 above, the Contractor shall prepare a final cost proposal based upon the Approved Plans. The final cost proposal shall contain a complete cost breakdown by line item, including without limitation costs of architectural and engineering fees, plan check and permit fees and other governmental fees, sales and use taxes and all other costs to be expended by or on behalf of Landlord in connection with the construction and installation of the Tenant Improvements. If the final cost proposal is less than or equal to the Estimated Work Cost, Tenant and Landlord shall authorize construction to commence. If the final cost proposal is greater than the Estimated Work Cost, Tenant shall have the time period set forth in Section
                  2.8 above in which to give written notice to Landlord of Tenant's acceptance or rejection of the final cost proposal. If Tenant rejects such cost proposal, Tenant shall meet with Landlord, the Space Planner and Contractor to make revisions. All costs of Tenant-initiated changes requiring such revisions shall be included in the cost of the Tenant Improvements. Following such revisions, the Contractor shall submit a new cost proposal to Tenant and Landlord, and the same procedure will be followed as set forth above until Tenant has accepted a proposal. Any time consumed in revising the drawings or revising the estimated cost of construction shall be considered a Tenant Delay and shall not delay the Commencement Date of the Lease.

         5.3 No work shall commence until the Approved Plans are filed with the governmental agencies having jurisdiction thereof, all required building permits have been obtained, and the Space Planner has certified that to the best of its knowledge, if performed in accordance with the Approved Plans, the work will comply with all laws, codes, regulations and statutes applicable to such work.

         5.4 Tenant shall cause the Tenant Improvements to be constructed or installed in the Premises by the Contractor in accordance with the Approved Plans.

         5.5 Except as provided below, Tenant shall have no obligation for defects in design, workmanship or materials, but shall use its reasonable best efforts to enforce the Contractor's obligations therefor and shallretain any manufacturers warranties with respect to the work.

         5.6 Upon substantial completion of the construction and installation of the Tenant Improvements, Tenant shall pay to Landlord on demand the amount, if any, by which the actual costs incurred by or on behalf of Landlord in connection with the construction and installation of the Tenant Improvements, including the costs of any authorized change orders as defined below, exceeds the sum of the Tenant's Allowance and any amounts previously delivered by Tenant to Landlord pursuant to
                  Section 4.3 above. Tenant shall have no obligation to pay for costs in excess of the final cost proposal unless Tenant has consented to such increased costs pursuant to Section 5.7.

         5.7 Any changes to the construction work may be made only upon written request by Tenant approved in writing by Landlord, or as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions. In each instance, said change must be evidenced by a written change order describing the change. Tenant shall approve all change orders materially affecting the Approved Plans or increasing the costs of the Tenant Improvements in excess of the final cost proposal approved by Tenant.

6.       Completion and Delays

         6.1 The work to be performed by Tenant under this Work Letter Agreement shall be deemed substantially completed on the date on which the Premises are completed by Tenant in substantial conformance with the Approved Plans, except for remaining work fully described on a "punch list" to be prepared by Tenant, Landlord, and the Contractor and provided that the remaining work on the approved "punch list" will not substantially adversely affect Tenant's ability to occupy the Premises. Tenant and Landlord will do everything in their power to cause the Contractor to complete punch list items within a reasonable timeframe, which shall not exceed thirty (30) days after substantial completion of the Premises.

         6.2 If the Tenant Improvements are substantially delayed in being completed as a result of any of the following circumstances or events ("Tenant Delays"), the Commencement Date shall not be deferred by reason of such delay, to wit:

                  1. Tenant's failure to furnish information in accordance with Section 2 above;
                  2. Tenant's request for any special, long-lead materials or installations as part of the Tenant Improvements that do not conform to the Standards;
                  3. Tenant's changes in any drawings, plans or specifications, after the date of submission of the Approved Plans;
                  4. Any changes initiated by Tenant by reason of Tenant's disapproval of cost proposals or resulting in the preparation of revised cost proposals;
                  6. The delivery, installation or completion of any Tenant-finish work performed by Tenant's employees or agents;
                  7. The performance of any Additional Tenant Work, or any failure to complete or delay in completion of such work; or
                  8. Any other act or omission of Tenantthat directly delays the Tenant Improvements from being completed.

         6.3 If, for any reason, Tenant cannot complete the Tenant Improvements by the Estimated Commencement Date, or perform any other covenant contained in this Work Letter Agreement or in the Lease related to the work described in this Work Letter Agreement, Landlord shall not be in breach of this Work Letter Agreement or the Lease, and shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder, except that in any such case (unless caused by Tenant Delays), Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under the terms of the Lease (other than payment and performance due in advance of occupancy as provided in the Lease or this Work Letter Agreement), until possession of the Premises is tendered to Tenant.

7.       General

         7.1 All drawings, space plans, plans and specifications for any improvements or installations in the Premises are subject to Landlord's prior written approval. Any approval by Landlord or Landlord's architects or engineers of any of Tenant's drawings, plans or specifications which are prepared in connection with construction of improvements in the Premises shall not in any way bind Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval shall merely evidence the consent of Landlord to Tenant's construction of improvements in the Premises in accordance with such drawings, plans or specifications.

         7.2 Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or the failure by Tenant to perform any of its other obligations hereunder, shall constitute an event of default under the Lease, entitling Landlord to all of its remedies under the Lease, at law and in equity.

         7.3 All work, other than Landlord's work, required by Tenant to render the Premises suitable for Tenant's occupancy and use shall collectively be referred to as "Tenant's Work". At its option, Tenant may elect to use it's own Project Manager. Landlord shall receive no supervision fee, overhead, profit or other fees for the administration of such work. In addition, Landlord shall receive no fee (or reimbursement) for the review and approval of any of Tenant's plans and specifications or any other documentation fee or other such fees or costs. All Tenant's work shall be completed in accordance with all applicable laws, including environmental laws, and in compliance with the Americans with Disabilities Act ("ADA").

         7.4 Tenant and its architects, engineers, consultants and contractors (collectively, Tenant's "Consultants") shall have access to the Building and the Premises for the purpose of inspecting Landlord's work and planning Tenant's work. Tenant shall have access to the Building for the performance of Tenant's work. In the event Landlord performs Tenant's work, prior to substantial completion, Tenant shall be allowed at least 45 days early access to install cabling and other special Tenant items required prior to the Commencement Date. Landlord and Tenant shall coordinate a mutually acceptable schedule.

8.       Competitive Bid

         Tenant may elect to put the Preliminary Plans or the Approved
Plans out for competitive bid to contractors mutually approved by Landlord. All responses must be received within twenty (20) days after delivery of the Preliminary Plans or Approved Plans to Tenant.

         IN WITNESS WHEREOF, the parties have executed this Work Letter Agreement, at San Diego, California, concurrently with their execution of the Lease.


TENANT:                                   LANDLORD:
CONVERA Corporation                       ASTON VIEWS, LLC
A Delaware Corporation                    A California limited liability company


By:__________________________________     By:__________________________________

Name:________________________________     Name:________________________________

Title:_______________________________     Title:_______________________________



By:__________________________________     By:__________________________________

Name:________________________________     Name:________________________________

Title:_______________________________     Title:_______________________________